UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           SCHEDULE 14C

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]   Preliminary Information Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14c-5(d)(2))
[ X ]   Definitive Information Statement

                     LAZARUS INDUSTRIES, INC.
         (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[   ]   No fee required.
[ X ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
             Common stock, par value $0.001.

        (2)  Aggregate number of securities to which transaction applies:
             9,650,000 shares of common stock.

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             $0.76 (market price based on average bid prices as of April 11, 2003, of $0.04 after giving effect to proposed 1-for-19 reverse split described in the Information Statement, pursuant to Section 240.0-11(c) and (a)(4)).

        (4)  Proposed maximum aggregate value of transaction:  $7,334,000

        (5)  Total fee paid:  $593.32

[ X ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:

                     Lazarus Industries, Inc.
                      10 West 100 South #610
                     Salt Lake City, UT 84101

         INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                 REQUESTED NOT TO SEND US A PROXY

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on March 17, 2003 (the "Record Date") of Lazarus Industries, Inc. ("Lazarus" or the "Company"), a Utah corporation, in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposals:

          (1) To amend our Articles of Incorporation to change our name to "American Dairy, Inc.", or such similar name as determined by the Board of Directors upon effectuation of the Exchange Agreement, described in this Information Statement;

          (2) To effect a one-for-nineteen (1-for-19) reverse split of the current issued and outstanding common stock of the Company; and

          (3)  To adopt the Lazarus 2003 Incentive Stock Plan.

       SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 17, 2003 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.


                     BY ORDER OF THE BOARD OF DIRECTORS,


   April 15
______________, 2003                  /s/ Jack M. Gertino
                                      _________________________
                                     Jack M. Gertino, President

                     Lazarus Industries, Inc.
                      10 West 100 South #610
                     Salt Lake City, UT 84101



              INFORMATION STATEMENT FOR SHAREHOLDERS

     The Board of Directors of Lazarus Industries, Inc., a Utah corporation (the "Company") is furnishing this Information Statement to shareholders in connection with a Majority Action of Shareholders of the Company to be taken by the Company in connection with the Company's acquisition of American Dairy Holdings, Inc. ("American Dairy"), in a "reverse acquisition" (the "Acquisition").

     The actions approved by holders of a majority of outstanding shares of the Company are:

     (a) the approval of a change in the Company's name to "American Dairy, Inc." or such similar name as determined by the Board of Directors;

     (b) the approval of a one-for-nineteen reverse split of the outstanding stock; and

     (c)   the approval of the Company's 2003 Stock Incentive Plan.

     All of the above matters have been approved by holders of approximately 66% of the outstanding shares of the Company in accordance with Utah corporate law. However, under federal law these proposals will not be effected until at least 20 days after this Information Statement has first been sent to shareholders.

     This Information Statement is first being mailed to shareholders on or about April 15, 2003.

                        TABLE OF CONTENTS

                                                                      Page No.

QUESTIONS AND ANSWERS.......................................................1

VOTING SECURITIES...........................................................2

GENERAL INFORMATION.........................................................3

  General Information Concerning the Company................................3
  Proposed Acquisition of American Dairy....................................3
  Outstanding Shares and Voting Rights......................................3
  Approval of the Name Change...............................................4
  Approval of the Reverse Split.............................................4
  Approval of the Company's 2003 Stock Incentive Plan.......................4
  Record Date...............................................................5
  Dissenters' Rights of Appraisal...........................................5
  Expenses of Information Statement.........................................5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............................5

  Summary of Transactions Contemplated by the Exchange Agreement............7
  Reasons for Approval by Majority of Shareholders and Board of Directors...7
  Accounting Treatment of the Acquisition...................................8
  Summary of the Exchange Agreement ........................................8
  Certain Federal Income Tax Consequences ..................................9

INFORMATION CONCERNING AMERICAN DAIRY......................................10

  Business of American Dairy ..............................................10
  History and Corporate Structure .........................................11
  Trademarks and Corporate Reputation .....................................12
  China Dairy Industry Overview - Dairy Production Industry ...............13
  Quality Control .........................................................14
  Sales and Marketing .....................................................15
  Research and Development ("R&D") ........................................15
  Competition..............................................................16
  Risk Factors.............................................................17
  Forward-Looking Statements...............................................19

AMENDMENT TO ARTICLES OF INCORPORATION ....................................19

PROPOSED REVERSE STOCK SPLIT...............................................20

  Principal Effects of the Reverse Split ..................................20
  Purposes of the Reverse Stock Split .....................................20
  No Exchange of Certificates and Elimination of Fractional Share Interests22
  Federal Income Tax Consequences of the Reverse Split ....................22

APPROVAL Of the 2003 STOCK INCENTIVE PLAN .................................22

  Federal Income Tax Consequences .........................................24

MANAGEMENT ................................................................26

  Current Management of the Company .......................................26
  Proposed New Management .................................................27

EXECUTIVE COMPENSATION ....................................................28

  Certain Relationships and Related Transactions ..........................29

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ..................29

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT..........................30

HISTORICAL FINANCIAL INFORMATION ..........................................30

PRO FORMA INFORMATION .....................................................30

INDEPENDENT ACCOUNTANTS ...................................................30

AVAILABLE INFORMATION .....................................................31

EXHIBIT A: STOCK EXCHANGE AGREEMENT, AS AMENDED ...........................A-1

EXHIBIT B: 2003 STOCK INCENTIVE PLAN.......................................B-1

                      QUESTIONS AND ANSWERS

Q:   What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting common stock of the Company have already agreed to approve:

    . a one-for-nineteen reverse stock split of the Company's outstanding Common Stock;

    . a change in the name of the Company to "American Dairy, Inc.," or such similar name as determined by the Board of Directors; and

    . the Company's 2003 Stock Incentive Plan, described in this Information
      Statement.

Q: Why have the Board of Directors and a majority of the shareholders agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of the Stock Exchange Agreement (the "Exchange Agreement") dated as of January 15, 2003, as amended, between the Company, American Dairy and the shareholders of American Dairy.

Q:  What are the basic terms of the transaction with American Dairy?

A: The shareholders of American Dairy will acquire control of the Company (approximately 96% of the outstanding Common Stock) in exchange for all of the outstanding stock of American Dairy. After the transaction is completed, American Dairy will be a wholly-owned subsidiary of the Company and the Company will be controlled by the former shareholders of American Dairy. You will retain all of your present stockholdings in the Company.

Q:  Are there any conditions to the transaction with American Dairy?

A:  Yes.  There are several conditions, including the following:

    . Approval of a one-for-nineteen reverse stock split of the Company's outstanding Common Stock;
    . Approval of the Company's name change; and . The sale by certain holders of restricted shares, including the
       Company's officers and directors, of a total of 258,623 post-split shares of Common Stock back to the Company and American Dairy for the sum of $20,000, or a price of $0.076 per share.

Q:  What business is conducted by American Dairy?

A: American Dairy is a Delaware corporation that holds 100% of the outstanding stock of Heilongjiang Feihe Dairy Group Limited ("Feihe Dairy"). The principal activities of Feihe Dairy are the production and distribution of milk powder and soybean milk powder in the People Republic of China ( RC . Feihe Dairy has a 99% owned subsidiary, Heilongjiang Sanhao Dairy ( anhao Dairy , that is engaged in the production and supply of processed milk to Feihe Dairy.

Q:  Are there risks involved in the transaction with American Dairy?

A: Yes. After the transaction is completed, the Company's success will be totally dependent upon the success of American Dairy, and its Chinese enterprises, Feihe Dairy and Sanhao Dairy. The success of American Dairy will depend on a number of factors, including the growth in demand for milk products in China; American Dairy's ability to compete; the influence of the PRC on the American Dairy's business; the ability to raise capital; and other factors. There are no assurances that American Dairy's operations will be profitable after the closing of the transaction.

Q:  When do you expect to complete the transaction with American Dairy?

A: Approximately twenty days after the date of mailing this Information Statement. As mentioned, there are a number of conditions to closing the transaction.

                        VOTING SECURITIES

    Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock, $0.001 par value per share, of which 7,485,417 pre-split shares are issued and outstanding as of the Record Date. Each outstanding share is entitled to one vote. Only shareholders of record at the close of business on the Record Date are entitled to notice. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

    The Utah Act, Section 16-10a-704, permits stockholders to approve certain actions by written consent without the necessity of a shareholders meeting. Certain shareholders, including officers and directors, owning approximately 66% of the outstanding shares, have approved, by written consent, the actions described in this Information Statement.

                       GENERAL INFORMATION

General Information Concerning the Company

     Lazarus Industries, Inc. (the "Company") is a Utah corporation formed on December 31, 1985. The Company was originally organized for the purpose of creating a capital resource fund to seek, investigate, and, if warranted,
acquire or participate in a favorable business opportunity.   In 1988, the
Company entered into a reorganization transaction with Lazarus Medical Innovations, Inc., to become engaged in the manufacture and marketing of medical devices. This business was discontinued in 1991. The Company was dormant from 1991 until the end of 1997, when the Company began efforts to reactivate its business in order to seek a business opportunity to acquire. The Company has not engaged in any business until January, 2003, when the Company entered into a Stock Exchange Agreement with American Dairy Holdings, Inc. ("American Dairy"), a Delaware corporation, and American Dairy's shareholders, providing for the acquisition of American Dairy in a reverse acquisition, described below. Lazarus is a public company whose securities are quoted on the over-the-counter Bulletin Board under the symbol "LAZS." Following the completion of the Acquisition, the operations of American Dairy will become the principal operations of the Company.

Proposed Acquisition of American Dairy

     The Company has entered into an Exchange Agreement with American Dairy Holdings, Inc. ("American Dairy"), a Delaware corporation, and the shareholders of American Dairy, providing for the acquisition of all of the shares of American Dairy, in exchange for the issuance of a total of 9,650,000 post-split shares of common stock of the Company to the American Dairy shareholders. If the transaction is consummated, American Dairy will become a wholly-owned subsidiary of the Company, and the former shareholders of American Dairy will then hold approximately 96% of the outstanding shares of the Company. For a description of the business of American Dairy, see "Information Concerning American Dairy," page 10.

Outstanding Shares and Voting Rights

     At March 17, 2003, the Company had 7,485,417 shares of Common Stock, par value $0.001, outstanding. In connection with the American Dairy transaction (the "Acquisition"), the Company and holders of approximately 66% of the outstanding stock, have agreed to (a) amend the Articles of Incorporation of the Company to change the Company's name to "American Dairy, Inc.," or such similar name as determined by the Board of Directors; (b) effect a one-for-nineteen reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Company's Common Stock; and (c) approve the Company's 2003 Stock Incentive Plan.

     Upon filing of the Amendment to the Articles with the Utah Department of Commerce, Division of Corporations, the name change will be effective. On such date, the Reverse Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed reversed automatically without any action on the part of the shareholders to represent one-nineteenth the number of shares of Common Stock after the Reverse Split (the "New Shares"); provided, however that no fractional New Shares will be issued as a result of the Reverse Split. All fractional shares will be rounded to the next highest whole number.

     The Reverse Split alone will reduce the number of outstanding shares of Common Stock to 393,969. After the consummation of the Reverse Split, the issuance and the sale by certain shareholders of a total of 258,623 post-split shares of Common Stock to the Company at a price of $0.076 per share in connection with the Exchange Agreement, and the issuance of a total of 240,000 post-split shares to an affiliate under a Consulting Agreement, a total of 375,346 shares of Common Stock will be outstanding. After the issuance of a total of 9,650,000 shares to the American Dairy shareholders in the Acquisition, there will be a total of 10,025,346 shares of common stock outstanding.

     The number of shares of capital stock authorized by the Articles of Incorporation will not change as a result of the Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

Approval of the Name Change

     The proposed change of the Company's name to "American Dairy, Inc.," or such similar name as determined by the Board of Directors, is intended to convey more clearly a sense of the Company's business after the acquisition of American Dairy. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common
Stock of the Company. Shareholders, including officers and directors, holding a total of 4,913,830 pre-split shares of Common Stock, representing approximately 66% of the outstanding shares of Common Stock, have already given such consent.

     At or shortly following the Closing, it is anticipated that the Company's board of directors will appoint the designees of American Dairy as members of the board of directors. Following such appointment, it is anticipated that current board members will resign. It is also anticipated that the officers of American Dairy will be appointed as the new officers of the Company (see "MANAGEMENT").

Approval of the Reverse Split

     Approval of the Reverse Split requires the affirmative consent of at least a majority of the outstanding shares of Common Stock. Shareholders holding a total of 4,913,830 pre-split shares of Common Stock, representing approximately 66% of the outstanding shares of Common Stock, have already given such consent.

Approval of the Company's 2003 Stock Incentive Plan

     Approval of the Company's 2003 Stock Incentive Plan requires the affirmative consent of at least a majority of the outstanding shares of Common
Stock.  Shareholders holding a total of   4,913,830 pre-split shares of Common
Stock, representing approximately 66% of the outstanding shares of Common Stock, have already given such consent.

Record Date

    The close of business March 17, 2003, has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Dissenters' Rights of Appraisal

    The Utah Law does not provide any dissenters' rights with respect to the matters contemplated in this Information Statement. Therefore, no dissenter's rights of appraisal will be given in connection with these actions.

Expenses of Information Statement

    The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information concerning the ownership of Common Stock of the Company, after giving effect to the Reverse Split, immediately before and after consummation of the American Dairy Acquisition, with respect to: (a) shareholders who were known to the Company to be beneficial owners of more than 5% of the Common Stock as of March 17, 2003;
(b) current officers and directors as a group; (c) shareholders who will own beneficially more than 5% of the Common Stock immediately after the Acquisition; and (d) the individuals who it is anticipated will be the officers and directors after the Acquisition.

    Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

                               BEFORE ACQUISITION       AFTER ACQUISITION
                               ------------------       -----------------
                               COMMON                  COMMON
NAME AND ADDRESS               SHARES   % OF CLASS     SHARES     % OF CLASS
--------------------------- ------------ ----------  ------------ ----------

Jack M. Gertino (1)
10 West 100 South #610
Salt Lake City, UT 84101     67,207(2)(4)   16.61      243,685(5)   2.43

Sandra Speciale (1)
853 13th Avenue
Salt Lake City, UT 84103     47,421(4)      12.04            0      0.00

Chase Kimball (1)
1403 Linda Rosa
Salt Lake City, UT 84106        275            *           275        *

james C. Lewis (3)
10 West 100 South #615
Salt Lake City, UT 84101     63,522(2)(4)   15.70      240,000(5)   2.39


All Current Executive
officers and Directors
as a Group (3 persons) (2)   114,903        28.41      243,685      2.43

Leng You-Bin (6)
1st Qingxiang Street
Kedong County
Heilongjiang Province,
China                              0           0     8,129,032     81.10

Liu Sheng-Hui (6)
1st Qingxiang Street
Kedong County
Heilongjiang Province,
China                              0           0       387,476      3.86

Lee Hui-Lan (6)
1st Qingxiang Street
Kedong County
Heilongjiang Province,
China                              0           0             0         0
------------------------------------------------------------------------------

*Less than one (1) percent

(1)  Current Officers and Directors of the Company.

(2) Messrs. Gertino and Lewis each hold options to purchase a total of 5,263 post-split shares at an exercise price of $0.95 per share. These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his or her options, and percentage ownership of all officers and directors of a group assuming all such purchase rights held by such individuals are exercised. These options will be cancelled by these individuals in connection with the Acquisition. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS").

(3) Mr. Lewis was Secretary/Treasurer and a director of the Company from 1997 to March, 2001.

(4) In connection with the acquisition, each of these individuals has agreed to sell their shares of restricted stock back to the Company, at a post-split price of $0.076 per share. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS").

(5) An affiliate of Messrs. Gertino and Lewis, Danbury Properties, L.L.C., will receive 240,000 post-split shares in connection with a Consulting Agreement. These figures give effect to the issuance of these shares, and both Mr. Lewis and Mr. Gertino may be deemed to be the beneficial owners of such shares. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS").

(6) These individuals are the shareholders of American Dairy. It is anticipated that the individuals will be appointed as new members of the Board of Directors at or following Closing. (See "MANAGEMENT").


  SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE EXCHANGE AGREEMENT

      The Board of Directors of the Company has unanimously approved the Stock Exchange Agreement ("Exchange Agreement") dated January 15, 2003, among the Company, American Dairy and the shareholders of American Dairy, which provides for or requires completion of the following series of transactions as conditions to consummation of the Acquisition:

      . the issuance of a total of 9,650,000 post-split shares to the shareholders of American Dairy;
      . the change of the Company's name to "American Dairy, Inc.," or such similar name as determined by the Board of Directors.
      . the Reverse Split of the Common Stock of the Company on a one-for-nineteen basis;
      .  the appointment of three new directors of the Company;
      .  the approval of the Company's 2003 Stock Incentive Plan;
      . the sale by certain insiders of 258,623 post-split shares of Common Stock to the Company for cancellation at a price of $0.076 per share; and
      . the issuance of a total of 240,000 post-split shares of Common Stock to an affiliate of two principal shareholders under a Consulting Agreement.

      A majority of the Company's shareholders have agreed by way of a majority consent of shareholders to the actions described above.

Reasons for Approval by Majority of Shareholders and Board of Directors

      The Board of Directors has given careful consideration to the Acquisition, the existing business operations of American Dairy, the future business potential and plans of American Dairy, the current book value of the Company, the interest of shareholders of the Company, and the risks of the Acquisition to the existing shareholders. Based on the foregoing considerations, the Board of Directors together with holders of a majority of outstanding shares believe that the transactions contemplated by the Exchange Agreement, including the Reverse Split and the name change, are fair and in the best interests of the Company. The holders of a majority of shares believe that the Company will benefit from the Acquisition, with an immediate impact being the significant new operations and revenues, assets, and shareholders' equity.

Accounting Treatment of the Acquisition

      Upon closing of the Acquisition, based upon management's consultation with the auditors for the Company, it appears that the proper accounting treatment is a so-called "reverse acquisition," whereby American Dairy will account for the transaction as a purchase of the Company. American Dairy is deemed to be the "acquirer" due to the common shareholders of American Dairy ultimately controlling the reorganized company.

Summary of the Exchange Agreement

      The following contains, among other things, a summary of the material features of the Exchange Agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed Exchange Agreement, as amended, which is attached hereto as Exhibit A.

      General Terms. The Company, American Dairy and certain shareholders of American Dairy have entered into an Exchange Agreement which provides that subject to the meeting of certain conditions, including the Reverse Split on a one-for-nineteen basis of the Common Stock of the Company, the Company will issue to the American Dairy shareholders, a total of 9,650,000 shares of Common Stock with restrictive legend for all of the shares of American Dairy common stock. After the closing of the Acquisition, American Dairy will be a wholly-owned subsidiary of the Company and the ownership of the Company will be controlled by the former shareholders of American Dairy.

      In connection with the Acquisition, certain restricted stockholders have entered into a Stock Purchase Agreement, under the terms of which they agreed to sell a total of 258,623 post-split shares back to the Company and American Dairy, for the sum of $20,000, or $0.076 per share. The Company has entered into a Consulting Agreement with Danbury Properties, L.L.C., an affiliate of Jack Gertino, President and principal shareholder, and James C. Lewis, a former director and principal shareholder, under the terms of which it has agreed to issue a total of 240,000 post-split shares of restricted common stock, for consulting services. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS").

      Upon completion of the Acquisition, the ownership of the Common Stock by
(i) the current shareholders of American Dairy, as a group, and (ii) the current Company shareholders, as a group, is estimated to be as follows:

Groups of Shareholders                      Common Stock     % Owned
------------------------------              ------------     --------

American Dairy Shareholders                   9,650,000        96.26%
Company Shareholders                            375,346         3.74%
                                            ------------     --------
   Total of All Shareholders                 10,025,346       100.00%
                                            ============     ========

      Closing. Closing is scheduled to take place at such time as agreed by the parties but in any event may not occur earlier than 20 days following notice to shareholders under this Information Statement as prescribed by
Section 14(c) of the Securities Exchange Act of 1934 (the "Act").

      Conditions for Closing. The obligation of each of the parties to consummate the Reorganization is subject to the following conditions, among others:

      . The change of the Company's name to "American Dairy, Inc.," or such similar name as determined by the Board of Directors;
      .  The designees of American Dairy are appointed as directors;
      .  The 2003 Stock Incentive Plan is approved;
      .  The Reverse Split is completed; and
      . Certain stockholders have sold a total of 258,623 post-split shares to the Company for cancellation.

      Termination; Waivers. The Acquisition may be terminated at any time prior to the Closing by mutual consent of the parties, or by either party if the conditions to the obligations of such party to consummate the Acquisition have not been satisfied, or waived. Each party may, by a written instrument, waive or extend the time for closing or performance of any of the obligations of the other party pursuant to the Exchange Agreement.

      Regulatory Approvals. No approvals by any governmental authority are required in order to complete the Acquisition. Within no less than fifteen
(15) days after the date of closing the Acquisition, the Company must file a Current Report on Form 8-K announcing the Closing of this transaction. Within no less than sixty (60) days of the final day to file the Current Report on Form 8-K, the Company must file an amendment to that report, providing financial statements for American Dairy, and pro forma consolidated financial statements.

Certain Federal Income Tax Consequences

      The Company has not sought an opinion as to the tax consequences of the Acquisition because the Acquisition will be treated for tax purposes as an acquisition of all of the stock of American Dairy in an exchange for shares of Common Stock. The Company believes that the Acquisition will constitute a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, the Company will not recognize any gain or loss on such exchange.

      IRC sections 354 and 368 state that no gain or loss shall be recognized (by the corporations) if the acquiring corporation acquires the target's stock solely in exchange for its own voting stock and the acquiring corporation is in control of the target immediately after the acquisition. IRC section 368(c) defines control to represent 80% of the total combined voting power of all classes of stock. The acquisition of American Dairy as a wholly-owned subsidiary is considered to be a reverse acquisition in which Lazarus will acquire control of American Dairy. The shares issued by Lazarus to be distributed to American Dairy will be equivalent voting shares. The Exchange Agreement appears to satisfy these IRC sections.

      In addition to the formal requirements of the IRC, the transaction must meet certain substantive non-statutory requirements developed through case law and IRS regulations. These non-statutory rules may change what is in form a reorganization into a taxable transaction. These two requirements are "Continuity of Interest" and "Continuity of Business Enterprise." Continuity of Interest requires that a substantial part of the value of the proprietary interest in the target must be preserved. Again the Exchange Agreement appears to satisfy this requirement. Continuity of Business Enterprise requires the acquiring corporation to continue to use the target's historic business or a significant portion of the target's historic business assets in the business. Lazarus will preserve American Dairy's business and continue to use American Dairy's assets in the wholly-owned Lazarus subsidiary.

      In addition to these considerations, the Company expects that its ability to utilize on an annual basis its net operating loss carry-forward ("NOL") will be eliminated entirely by the Acquisition. This is due to the fact that the Company will not be considered during the two-year periods following the Acquisition, to have continued the Company's historic business or to have used a significant portion of the Company's assets.

              INFORMATION CONCERNING AMERICAN DAIRY

Business of American Dairy

      American Dairy's operations are conducted through its wholly-owned subsidiary, Heilongjiang Feihe Dairy Group Limited ("Feihe Dairy"), and Feihe's subsidiary, Heilongjiang Sanhao Dairy Co., Limited ("Sanhao Dairy"), both of which are enterprises organized in the People's Republic of China ("PRC"). Feihe Dairy (http://www.feihe.com) is a commercial producer of milk powder in the PRC. Feihe Dairy engages in the production and distribution of milk powder, soybean milk powder and dairy products in the PRC. The principal activity of Sanhao Dairy is the production and supply of processed milk to Feihe Dairy. The products are sold under the registered trademarks "Feihe", "Yinhe," "Jinhe" and "Xinghua."

      The production facilities of Feihe Dairy are situated in Qingxiang Street, Kedong County, QiQiHaEr City of Heilongjiang Province in the Northeast of the People's Republic of China. Feihe Dairy's production facilities have a daily processing capability of 35 tons of fresh milk.

      Management of American Dairy believes that there will be increasing demand for dairy products as the living standards of the general public in the PRC improve. American Dairy management believes that with the advantages of Feihe Dairy's high quality products and reputable and recognizable brands, combined with its management skills and its sales network, Feihe Dairy is well positioned to take advantage of the growing market for its series of milk powder products.

      Feihe Dairy is believed by its management to be the largest privately owned dairy enterprise in the PRC. Feihe Dairy has eight production lines for producing milk powders, three production lines for producing bean-milk powders, two production lines for producing liquid milk and one production line for producing milk Crowley bean, milk Crowley, and solid milk, forming a larger-scale dairy production enterprise with an annual processing power of 112,000 metric tons. Feihe Dairy owns approximately 8,500 milk cows in stock, with an annual milk output of 30,000 metric tons. Feihe Dairy holds the land use rights to 3,124 million metric units, or Chinese acres, or approximately 514,640 U.S. acres, of which approximately 27% is arable land or pasture ground, and approximately 30% is bean and corn planting area.

      Feihe Dairy and Sanhao Dairy currently have approximately 280 employees, consisting of approximately 21 management, administration and accounting personnel, 55 sales and marketing personnel, 6 people in research and development, and 198 production personnel. Feihe Dairy has not experienced any significant labor disputes or disruption of its normal operations.

History and Corporate Structure

     American Dairy was incorporated in Delaware on January 15, 2002, for the purpose of acquiring the stock of Feihe Dairy. The directors of American Dairy are Messrs. Leng You-Bin and Liu Sheng-Hui. Under a Sale and Purchase Agreement dated February 1, 2002, between American Dairy and Feihe Dairy, American Dairy agreed to purchase Feihe Dairy at a consideration of $700,000, and the Board of Feihe Dairy and the Heilongjiang Provincial Government approved the transfer of ownership on December 24, 2001 and April 27, 2002, respectively. In April 2002, American Dairy and Feihe Dairy completed the reorganization, as a result of which American Dairy became the holding company of Feihe Dairy, which in turn owns 99% of Sanhao Dairy. As a result, Feihe Dairy and Sanhao Dairy became wholly owned foreign enterprises or subsidiaries of American Dairy.

      The following chart sets out the corporate structure of the American Dairy entities following completion of the Acquisition:


        --------------------------
       | Lazarus Industries, Inc. |
       | (to be changed to        |
       | "American Dairy, Inc.")  |
        --------------------------
                   |
            100%   |
                   |
        --------------------------
       |      American Dairy      |
       |      Holdings, Inc.      |
        --------------------------
                   |
            100%   |
                   |
        --------------------------               -----------------------
       |   Heilongjiang Feihe     |    99%      |   Heilongjiang Sanhao |
       |   Dairy Co., Limited     |-------------|   Dairy Co., Limited  |
        --------------------------               -----------------------

* The remaining 1% is held by Fu Man Guo in trust for Feihe Dairy.

     The history of Feihe Dairy commenced in 1962 when its predecessor, Heilongjiang Zhaoguang Hongguang Dairy Plant ("Hongguang Dairy Plant") was established as a wholly owned State Enterprise, whose principal activities were the production and distribution of powered milk in the People's Republic of China ("PRC"). Hongguang Dairy Plant was located at Zhaoguang Livestock Farm of ZhaoGuang Agro-Cultivated Bureau and its production capability was 5 tons a day and its main sales territory was Shangdong Province.

      In 1982, Heilongjiang Zhaoguang Dairy Plant ("Zhaoguang Dairy"), another State Enterprise, was established at Zhaoguang Plantation near BeiAn City.
In 1984, the two Dairy Plants, Hongguang Dairy and Zhaoguang Dairy, were merged into Heilongjiang Zhaoguang Dairy Plant. The State continued to retain ownership of the merged Heilongjiang Zhaoguang Dairy Plant and the merged production capability increased to 20 tons a day.

     In 1997, the merged Heilongjiang Zhaoguang Dairy Plant was further reorganized and changed its name to Heilongjiang Feihe Dairy Group Limited. In February 2000, Heilongjiang Feihe Dairy Group Limited completed its share restructuring to become a private company with a registered capital of $845,411.

      In March 2001, the restructured Heilongjiang Feihe Dairy Group Limited changed its name to the present name of Heilongjiang Feihe Dairy Co., Limited ("Feihe Dairy") and acquired all of the fixed assets (including land use rights, plant and machineries and factory buildings) of Kedong Gongmu Dairy Plant. Feihe Dairy holds 99% (1% of the equity is held in trust by Fu Man
Guo) of the registered equity of Sanhao Dairy, which is considered to be a wholly-owned subsidiary.

      In August 2001, Feihe Dairy's new production facilities at Kedong County commenced production of milk powder.

      Sanhao Dairy was incorporated in March 28, 2001 with a registered capital of $433,110. Feihe Dairy owns 99% of Sanhao Dairy and Fu Man Guo owns the remaining 1% in trust for Feihe Dairy. Under a Sale and Purchase Agreement dated February 6, 2001 between Feihe Dairy and Kedong County Economic Committee, Feihe Dairy agreed to acquire all the fixed assets including land use rights from Kedong Gongmu Dairy Plant at a consideration of $364,269. Following the incorporation of Sanhao Dairy, Feihe Dairy, as its contribution towards the registered capital, injected all the fixed assets of from Kedong Gongmu Dairy Plant, except for the land use rights, into Sanhao Dairy, plus cash of $68,841.

Trademarks and Corporate Reputation

      The "Feihe" trademark has been used since the inception of Heilongjiang Zhaoguang Hongguang Dairy Plant in 1962 ("Hongguang Dairy Plant"). The "Feihe" trademark has been registered with the Trademark Bureau of the State Administration for Industry and Commerce.

      Feihe Dairy's milk powder products marketed under the "Feihe" trademark were recognized by the China Society Survey Firm as being among the "Famous Brand Products" in the PRC in 1994. In 1995, the "Feihe" series of milk powder was allowed to use of the Green Label on their packaging by China Green Food Development Center. On the "Day of International Consumer Rights" on March 15, 1997, the consumers awarded the "Gold Medal" to the Feihe's series of milk powder products. A survey conducted by the National Statistics Bureau in January 1998 indicated that the sales of the Feihe's series of milk powder products were ranked among the top 10 of the total milk powder sales in PRC in 1997. In 1991, "Feihe Whole Fatty Milk Powder" was awarded the "High Quality Product" by the China Ministry of Agriculture. In March 2002, the products were awarded "Product Exemption From Quality Surveillance Inspection" status by the State General Administration of the People's Republic of China for Quality Supervision and Inspection and Quarantine. Other registered trademarks include Yinhe, Jinhe and Xinghua.

China Dairy Industry Overview - Dairy Production Industry

      Before 1949, there was a limited number of milk processing plants in such major cities as Beijing, Tianjin, and Shanghai. By 1982, there were about 500 milk processing plants in China, with daily capacity of 4,000 tons, and an annual output of 997,000 tons. In 1996, the number of dairy processing plants increased to 600. Several joint venture firms, including Nestle, Unilever, Kraft, Danone, and China Peregrine, have built plants in certain major cities in China.

      Generally speaking, China's dairy industry is a relatively small industry, although it has experienced rapid growth in recent years.

      . In 1978 the annual output of dairy products was 46,500 tons, and by 2000 it reached 829,000 tons with an average growth rate of 14% per year and in 1999 to 2000, the annual growth rate exceeded 20%.

      . In 1996 the total annual output of liquid milk was 519,000 tons, and by 2000 it grew to 1.5 million tons with the average annual growth rate exceeding 30%.

      Most of China's milk is produced by small dairy farming households, each with an average herd of 5 cows or less. With such small production, it is difficult to implement advanced technology to improve productivity and efficiency. Cows reared by the small households are usually cross breeds with relatively low productivity yield. Industry specialists estimate that the average annual milk yield per cow is approximately 2,200 to 2,800 kilogram in China, which is only about 35-45% of the production yield in developed countries of 6,000 to 8,000 kilogram per cow per year. The average production cost of dairy milk is about Rmb.1.70 per kilogram, which is about 20% to 30% higher than the average cost in the developed countries (Rmb.1.30 to Rmb.1.40 per kilogram).

      Geographically, provinces in Northern China produce more milk than provinces in Southern China. Heilongjiang Province is the largest producer with an annual production of 1,428,000 tons in 1999 or about 20% of China's total production. After Heilongjiang, three other Provinces, Inner Mongolia, Hebei and Xinjiang, are the second group of larger producers with an annual output of 650,000 to 700,000 tons. These top four provinces produce about 50% of China's total dairy milk.

      Although dairy products have been very important in the food structure in Western countries, the level of dairy products consumption has remained low in China for a long time for historical and political reasons and the low standards of living. Nevertheless, China has become increasingly aware that dairy products are important for supplying people with full nutrition needs, especially calcium, protein and certain vitamins. Despite increases in dairy consumption recently, the per capita consumption rate is only 7.38 kilograms compared to the world's average of 100 kilograms and the average in developed countries of 260 kilograms. It is estimated that urban residents consumed about 90% of the total dairy products in China. The average dairy milk consumption in Beijing and Shanghai was about 26 kilograms per resident in 2000. In Beijing the total dairy milk consumption per day was 500 tons in 2000, representing a 100% increase from the consumption rate in 1995. It is expected that the dairy milk consumption per capita in Beijing will increase by an average of 10 kilograms in the next three years.

      Industry experts have predicted that the projected growth in annual milk production would be unable to meet the consumption increases in the near future. With China's accession into the World Trade Organization ("WTO"), imported dairy products will make inroads into the market share of the domestic processors due to quality, advertisement, management and strong financial support for their marketing programs. The existing low cost advantage enjoyed by the domestic dairy producers will eventually disappear due to the gradual loss of tariff and importation barriers.

      According to an estimate of China's Agriculture Ministry, by the year 2005, China's per capita annual consumption volume will be 10 kilograms, and the total annual output of dairy products will be 13.5 million tons with a projected annual growth rate of 8.96%. By 2030, China's per capita annual consumption volume is expected to be 25 kilograms, and the total annual output of dairy products will be 615.01 million tons.

       A number of factors will affect future development potential, including:

       . People's income in rural areas relative to those in the urban areas. Currently the consumption volume of dairy products in most cities is approximately 15 times higher than that in rural areas. Increases in the rural community people's income will enhance the consumption of dairy products.

       . The encouragement of government and industrial association to promote China's dairy products market.

       . The coordination of a dairy management system in the Chinese dairy industry.

      Between 1978 and 2000, total annual output of fresh unprocessed milk in China increased from 970,000 tons to 8,795,000 tons. The average annual growth rate is approximately 36.67%. Except for 1993 and 1997, when the fresh unprocessed milk output showed negative growth because of the dramatic increases in the costs of feed grains in 1993 and 1997, the other 20 years from 1978 to 2000 all enjoyed positive growth. In the past 3 years, although the base for fresh unprocessed milk output was over 7 million tons, output still increased at an annual rate of 8% to 9%.

Quality Control

      The Feihe Dairy management believes that Feihe Dairy's commitment to maintain product quality is one of the key factors contributing to its success. Feihe Dairy places great emphasis on quality control of its products and has established a set of production standards and procedures. Feihe Dairy was awarded the ISO9002 quality Assurance Certificate in October 2000 and in accordance with the ISO9002 requirements, Feihe Dairy has compiled a "Quality Assurance Handbook" that sets out standardized requirements and procedures regarding the purchase of raw materials, production processing, storage, packaging and delivery of products and staff training.

      Feihe Dairy's pre-sale and after-sale services are provided in strict compliance with the relevant requirements of ISO9002 by a professional service team who makes regular visits to the customers.

Sales and Marketing

      Feihe Dairy believes it has established good relationships with its customers. Revenue from the sales of the Feihe milk powder from Feihe Dairy's top 18 customers accounted for approximately 35% of its total sales revenues. Feihe Dairy's customers are mainly located in Anhui, Heilongjiang, Henan, Liaoning, Jiangsu and Shandong Provinces, and the sales to these Provinces accounted for approximately 48% of the total sales revenue. Sales are usually settled by "delivery upon payment," "payment before delivery" as well as a deposit of payment is required from certain customers.

      Feihe Dairy utilizes sales distributors in 20 Provinces in the PRC to promote and sell its products. Feihe Dairy is continually developing and expanding its sales network and this will be a crucial factor to the growth and profitability of Feihe Dairy. Feihe Dairy's sales network covered 20 Provinces with 5 affiliated branches, 17 representative offices, 240 municipal sales agents, and over 1,500 county sales agents.

      Feihe Dairy promotes its products through its sales personnel for product promotion and sales activities. Trade fairs are held each year to promote the Feihe Dairy's products and to improve communication channels with both existing and new customers. In 2002, Feihe Dairy has budgeted Rmb.6.0 million (approximately $729,000 US), for media advertising. One TV advertisement is on Channel 3 of China Central Television, which is one of the best programs in the PRC.

Research and Development ("R&D")

      Feihe Dairy is committed to research and development of new products and the R&D Department is mainly responsible for the development of new products and continuous improvements of production technology. Feihe Dairy has also signed technical and new products co-operation agreement with Heilongjiang Chinese Traditional Medical University ("HCTMU") utilizing their strength to enhance the research and development capability of Feihe Dairy.

      The focus of R&D for the past three years has been on the development of functional milk powder such as "Liver Protection" (GanBao) milk powder, a health food based on modern nutrition and traditional Chinese Medical theories. This work is being undertaken in cooperation with certain research institutions including HCTMU. There are 5 functional milk powders that have been registered as the healthcare products and approved by China Health Ministry. One of the functional milk powders, GanBao milk power, has received patent approval from the China Patent Protection Bureau. This will give Feihe Dairy the capacity to maintain its competitive advantages compared to its competitors and the marketing of the healthcare products will contribute to the profitability of the company.

      Feihe Dairy has, on average, spent approximately $100,000 annually on R&D and Feihe Dairy also plans to spend not less than $120,000 annually in the future.

     In order to keep abreast of the latest technological developments and production technology, the Feihe Dairy R&D team regularly attends technical conferences at authoritative academic institutions in the PRC and invite reputable professionals or experts to visit Feihe's production facilities.

Competition

     American Dairy and the Chinese dairy industry in general will face fierce competition from major multi-national companies after China's November 2001 entry into the WTO. The Company and its subsidiaries are subject to competitive conditions in all aspects of their business. Competitors include large national and international companies and numerous local and regional companies. Some competitors may have different profit objectives and some international competitors may be less susceptible to currency exchange rates. The Company and its subsidiaries compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. Substantial advertising and promotional expenditures are required to maintain or improve a brand's market position or to introduce a new product.

     According to statistics provided by the China Association of Diary Industry, at the end of December 31, 2000, China had more than 1,000 dairy processing plants with an annual output of 8 million tons. However, only about 5% of them have a daily processing capacity of 100 tons or more. Only 12 enterprises have annual sales revenues of over $12 million. Small scale and low production levels will hinder the industry's development.

     China's output of dairy products has increased at an annual rate of 11.6% in the past 20 years. The output of fresh milk reached 10.82 million tons in 2000, a 34% increase over the previous year. With a population of some 1.2 billion people, there is still a huge market to develop. Production and consumption in China are much less than those of the developed countries. The world's average per capita consumption of milk products is over 100 kilograms while that of China is less than 7 kilograms. Experts at the China Association of Dairy Industry have estimated that national consumption would increase at an annual average rate of 15% in the next five years.

     The output of milk powder is more than 10,000 tons by the ten largest milk powder producers such as Wandashan Milk Powder Company and Longdan Milk Powder Company in Heilongjiang Province, Gucheng Milk Powder in Shanxi Province, Sanlu Milk Powder Company in Shijiazhuang. Many famous foreign milk powder producers have set up joint ventures and/or wholly owned foreign enterprises ("WOFE") in China, but the joint ventures and/or WOFE achieved milk powder output of less than 10,000 tons each.

     Feihe Dairy is a commercial dairy enterprise and is considered to be one of the top ten milk production enterprises (according to a statistical survey conducted in 1997) that have the capacity and capability to produce different milk powder and soybean milk products. While most of the Chinese manufacturers including some large State-owned enterprises, are currently focusing on increasing their scale of production and are just beginning to undergo technical modifications, the strategy of Feihe Dairy is to produce high quality products and to develop new products such as functional milk powder for those health conscious consumers.

     At the end of 2000, there were more than 1,000 dairy processing plants in China and only about 5% of them have an average daily processing capacity of 100 tons or more each.

      There are several large dairy processors who have become major players in the China's dairy industry, and compete directly with the Company. The leading players are:

      .  Guangming Dairy Corporation has a market share of approximately
         9% and its total sales revenues in 2000 were approximately $181.6 million. In Shanghai, Guangming has captured about 80% share in the fresh and liquid milk market.

      .  Nestle Dairy Group has a market share of approximately 5.9%.


      . Sanyuan Dairy Group has a market share of approximately 5.2%. In Beijing, Sanyuan has captured about 80% share in the fresh and liquid market.

      .  Danong has a market share of approximately 3.4%.

Risk Factors

      The business of American Dairy is subject to a number of risk factors, described below.

      Change in Political and Economic Conditions

      Since Feihe Dairy's main country of business operations is the PRC, American Dairy's business operations and financial position are subject, to a significant degree, to the economic, political and legal development in the PRC.

      The PRC government started implementing its economic reform policy in 1978, which has enabled the PRC economy to gradually transform from a "planned economy" to a "socialist market economy." In 1993, the concept of the socialist market economy was introduced into the Constitution of the PRC, and the country has since accelerated development of a market economy. A noteworthy phenomenon in the recent development of the PRC economy is that non-state owned enterprises such as private enterprises play an increasingly important role in the PRC economy and the degree of direct control by the PRC government over the economy is gradually declining.

      The PRC government has been taking macro-economic austerity measures to suppress inflation and curb the pace of economic growth since July 1993.
These measures include raising interest rates, tightening credit supply, delaying implementation of certain reform policies on pricing, enhancing financial supervision as well as tightening control on the granting of approval for property and infrastructure projects. However, since 1998, there has been deflation in the PRC economy and the current economic policies of the PRC mainly focus on stimulating consumption and expansion of domestic demand.

       While the PRC government has not stopped its economic reform policy since 1978, any significant adverse changes in the social, political and economic conditions of the PRC, may have fundamental changes in the PRC economic reform policies and thus American Dairy's operations and profits may be adversely affected.

      Change in Tax Laws and Regulations in the PRC

      Various tax reform policies have been implemented in the PRC in recent years. Interpretation of certain tax policies is still awaiting guidance from the PRC government. Moreover, there can be no assurance that the existing tax laws and regulations will not be revised or amended in the future.

      According to the "Circular on Issuing of Several Preferential Policies for Foreign Investment" by the QiQiHaEr City, (Qi Zheng Fa [2000] No. 51 Document) of the QiQiHaEr Civic People's Government, American Dairy's companies are entitled to a series of preferential tax and refund policies in respect of enterprise income tax and value added tax. Any changes to the present income tax policies may adversely affect the tax expenses and, therefore, the profitability of American Dairy.

      Change in PRC Legal System

      The PRC legal system is based on statutory law. Unlike the common law system, statutory law is based on written statutes. Prior court decisions may be cited as persuasive authority but do not have binding effect. Since 1979, the PRC government has been promulgating and amending the laws and regulations regarding economic matters, such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the PRC legal system is still not as fully developed as those western countries with a common law legal system.

      Entry Into the WTO

      With China's accession to the World Trade Organization in November 2001, foreign dairy products will make market inroads into China's dairy industry and may take certain market share away from the domestic processors due to quality, brand recognition, management and strong financial support for their marketing programs. The existing price advantage accruing to the domestic processors will eventually disappear due to the gradual loss of tariff and importation barriers.

      Changes in Currency Conversion Policies in the PRC

      Renminbi (Yuan) is not a freely exchangeable currency. Since 1998, the State Administration of Foreign Exchange of China has promulgated a series of circulars and rules in order to further enhance the verification of the truthfulness of foreign exchange payments under the current account items of a PRC enterprise and has imposed strict requirements in respect of borrowings and repayments of foreign exchange debts from and to foreign creditors under the capital account items and creation of foreign security in favor of foreign creditors.

      This may cause complicated procedures in foreign exchange payments to foreign creditors under the current account items and thus will affect the restrictions on borrowing of international commercial loans, creation of foreign security and borrowing of Renminbi loans under guarantees in foreign currencies. (The majority of the income from the American Dairy entities is in Renminbi). Furthermore, the value of Renminbi (Yuan) is subject to supply and demand, which could be largely affected by the international economic and political environment and any fluctuations in the exchange rate of Renminbi could have an adverse effect on the operational and financial condition of American Dairy entities.

Forward-Looking Statements

      Certain statements included in this Information Statement regarding the Company and American Dairy which are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of the Company and American Dairy after the Acquisition. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of American Dairy's sales and marketing strategies; market acceptance of American Dairy's products and services; American Dairy's ability to expand operations; the impact of competition, competitors' products and pricing; the impact of governmental regulation; and other factors. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

              AMENDMENT TO ARTICLES OF INCORPORATION

      The proposed amendment to the Company's Articles of Incorporation will cause the Company to change the name of the Company to "American Dairy, Inc.," or such similar name as determined by the Board of Directors. Upon filing of the Amendment to the Articles with the Utah Department of Commerce, Division of Corporations, the name change will be effective.

      Following the Acquisition, the operations of American Dairy will become the principal operations of the Company. Due to the Company's new business direction following the Acquisition, management wishes to more properly reflect its business activities, by changing the Company's name to "American Dairy, Inc.," or such similar name as decided by the Board of Directors. Management does not believe that the name change will have any material effect on the Company's operations.

      The Utah Revised Business Corporation Act (the "Utah Law") requires the approval of shareholders who hold at least a majority of the voting power present at a meeting at which a quorum is present to amend the Company's Articles of Incorporation to change its name. The Utah Law also permits actions that would otherwise require a vote at a meeting of shareholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting, except for the election of directors, which requires 100% approval.

      Shareholders who own approximately 66% of the issued and outstanding voting securities of the Company, including officers and directors, have consented to amend the Company's Articles of Incorporation to change its name to "American Dairy, Inc.," or such similar name as decided by the Board of Directors.

                   PROPOSED REVERSE STOCK SPLIT

As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one-nineteenth of a share of Common Stock. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock." The closing bid price of the Company's Common Stock on April 11, 2003 was $0.09.

Principal Effects of the Reverse Split

      The principal effects of the Reverse Split will be as follows:

      Based upon the 7,485,417 shares of Old Common Stock outstanding on the Record Date, the Reverse Split would decrease the outstanding shares of Old Common Stock to 393,969 shares. The Reverse Split will not decrease the authorized number of shares of Common Stock, or the par value per share ($0.001) of Common Stock. Upon the effectiveness of the Reverse Split, and the completion of the Acquisition, approximately 10,025,346 shares of New Common Stock would be outstanding, including the 9,650,000 shares issued to the American Dairy shareholders.

      The Company will obtain a new CUSIP number for the New Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, each 19 shares of Old Common Stock, without any action on the part of the holder, will represent one share of New Common Stock.

Subject to minor differences resulting from the rounding up of fractional shares, as described below, consummation of the Reverse Split will not result in a material change in the relative equity position or voting power of the holders of Old Common Stock.

      The Amendment of the Company's Articles of Incorporation will be filed with the Utah Department of Commerce, Division of Corporations, twenty days after the mailing of this Information Statement. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

Purposes of the Reverse Stock Split

      The Reverse Split was a negotiated provision of the Exchange Agreement. The Reverse Split will decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

      Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

      In addition, in the absence of the Reverse Split, there are not a sufficient number of authorized but unissued shares of Common Stock to consummate the Acquisition. The Board of Directors believes that the Reverse Split and Acquisition is in the best interest of the Company and its shareholders because the Acquisition will provide shareholders with an operating business with the potential for growth. The Reverse Split is required to consummate the Acquisition and, if the Reverse Split is not consummated, the Acquisition will not take place, and the Company will remain an inactive "blank check" company with no significant assets or business. Additionally, the Reverse Split would reduce the number of shares of its Common Stock outstanding to amounts that the Board of Directors believes are more reasonable in light of its size and market capitalization. Finally, the resulting company may require additional capital for its operations and may not be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

      When the trading price of the Company's Common Stock is below $5.00 per share, the Common Stock is considered to be "penny stocks" that are subject to rules promulgated by the United States Securities and Exchange Commission (the "Commission") (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the Commission's standardized risk disclosure document; (b) providing to customers current bid and offers; (c) disclosing to customers the broker-dealer and sales representatives compensation; and (d) providing to customers monthly account statements.

      The possibility exists that the reduced number of outstanding shares will adversely affect the market for the Common Stock by reducing the relative level of liquidity. In addition, the Reverse Split will increase the number of shareholders who own odd lots, or less than 100 shares. Shareholders who own odd lots typically find it difficult to sell their shares and frequently find odd lot sales more expensive than round lot sales of 100 shares or more.

      After the Reverse Split, and the completion of the Acquisition, the Company will have issued and outstanding approximately 10,025,346 shares of its common stock, and the Company will have the corporate authority to issue approximately 39,974,654 additional shares of authorized but unissued common stock. These authorized and unissued shares may be issued without shareholder approval at any time, in the sole discretion of the Board of Directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of the Company.
Any decision to issue additional shares will reduce the percentage of the Company's shareholders' equity held by the current shareholders and could dilute the Company's net tangible book value.

No Exchange of Certificates and Elimination of Fractional Share Interests

      On the Effective Date, shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split. Shareholders will not be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. However, shareholders will be furnished the necessary materials and instructions to effect such exchange upon request.

      No fractional shares of New Common Stock will be issued to any shareholder, and all fractional shares will be rounded up to the next whole number.

Federal Income Tax Consequences of the Reverse Split

      The combination of shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

      This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

            APPROVAL Of the 2003 STOCK INCENTIVE PLAN

      The Company's board of directors has adopted a 2003 Stock Incentive Plan (the "Plan"). Shareholders who hold approximately 66% of the outstanding stock of the Company have approved the Plan. The Plan designates a Stock Option Committee appointed by the Board of Directors and authorizes the Stock Option committee to grant or award to eligible participants of the Company and its subsidiaries and affiliates, stock options, stock appreciation rights, restricted stock performance stock awards and Bonus Stock awards for up to 3,000,000 shares of the New Common Stock of the Company. The initial members of the Stock Option Committee have not yet been appointed. There are no awards outstanding under the Plan. A complete copy of the Plan is attached hereto as Exhibit B.

      The following is a general description of certain features of the Plan:

      1. Eligibility. Officers, other key employees and consultants of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates, are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Plan. Directors are eligible to receive Stock Options.

      2. Administration. The Plan is administered by the Stock Option Committee (the "Committee") of the Company. The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Plan.

      3. Stock Options. The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Internal Revenue Code of 1986, and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Committee but shall not be less than 100% of the fair market value of a share on the date of grant for ISO's, and not less than 85% of the fair market value of a share on the date of grant for Non-qualified Stock Options. The term of each option will be fixed by the Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option. In the case of 10% stockholders, no ISO shall be exercisable after the expiration of five (5) years from the date the ISO is granted.

      4. Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

      5. Restricted Stock. Restricted shares of the common stock may be awarded by the Committee subject to such conditions and restrictions as they may determine. The Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property. No Restricted Stock Award may provide for restrictions beyond ten (10) years from the date of grant.

      6. Performance Stock. Performance shares of Common Stock may be awarded without any payment for such shares by the Committee if specified performance goals established by the Committee are satisfied. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is based. The Committee shall establish the maximum number of shares to stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if, in it discretion unforeseen events make such adjustment appropriate. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee.

      7. Bonus Stock. The Committee may award shares of Common Stock to Eligible Persons, without any payment for such shares and without any specified performance goals. The Employees eligible for bonus Stock Awards are senior officers and consultants of the Company and such other employees designated by the Committee.

      8. Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

      9. Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a director as the case may be.

      10. Change of Control. The Plan provides that (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Committee prior to such Change of Control, or (b) to the extent expressly provided by the Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

      11. Amendment of the Plan. The Plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of common stock subject to the Plan without stockholder approval.

      Shareholders should note that certain disadvantages may result from the adoption of the Plan. Pursuant to the plan the Company is reserving the right to issue up to 3,000,000 shares of New Common Stock. Such issuances may be in the form of stock options, stock appreciation rights, restrictive stock awards, performance stock or bonus stock. Each of these issuances may be made at prices below the then current market price of the Company's Common Stock, or at the time of exercise the exercise price may be below current market prices of the Company's Common Stock. Accordingly, the sale of these shares may adversely affect the market price of our Common Stock. The issuance of shares upon the exercise of stock options may also result in substantial dilution to the interests of other stockholders. Additionally, the issuance of shares under the plan will result in the reduction of shareholder's interest of the Company with respect to earnings per share, voting, liquidation and book value per share.

Federal Income Tax Consequences

      The following discussion summarizes U.S. federal tax treatment of options granted under the Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Optionees are encouraged to seek professional tax advice when exercising Awards under the Plan.

       Non-Qualified Stock Options. If an optionee is granted options under the Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder's basis for the Common Stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

       Incentive Stock Options. There is no taxable income to an optionee when he is granted an option under the Plan that constitutes an ISO or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the common stock within (a) two years after the date of grant of the ISO or (b) within one year of the date the common stock was transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. An ISO exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

       SARs. No taxable income is realized on the receipt of an SAR, but on exercise of the SAR the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the optionee in the year of the exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the optionee realized as ordinary income.

Stock Awards. The taxation of stock awards will depend in part on the type of stock award that is granted. However, if an employee has been granted a restricted stock unit, he will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Instead, the employee will generally recognize ordinary income at the time a restricted stock unit becomes vested (that is, when the Committee approves the release of the restricted stock unit) in an amount equal to the fair market value of the common stock that becomes vested pursuant to such restricted stock unit (plus the amount of any dividend equivalents awarded with respect to the restricted stock unit and interest thereon), and the Company will be entitled to a corresponding deduction.

       The foregoing is only a summary of certain federal income tax consequences under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable.

      The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit B.

                            MANAGEMENT

Current Management of the Company

      Current management of the Company is set forth below:

      Name              Age           Positions                     Since
      ---------------   ------     -------------------------------- -------

      Jack M. Gertino    64        President and Director            1997

      Chase Kimball      48        Secretary/Treasurer and Director  2001

      Sandra Speciale    55        Director                          1997


      The following is information on the business experience of each director and officer.

      Jack M. Gertino has been a private investor and business consultant in Salt Lake City, Utah, for the past five years. During this time, he has been engaged in the private development of, and investment in, commercial and residential real estate in Utah and Arizona. He currently provides consulting services for financial institutions. Mr. Gertino has been involved in private and public financings over the past twenty years. From February 1992 to the present, he has served as a director of Red Horse Entertainment Corporation, a publicly held shell corporation seeking a business acquisition. Since February, 1986, he has also served as an officer and director of Comet Technologies, Inc., a publicly held shell corporation seeking a business acquisition.

      Chase Kimball, an attorney, has been practicing law in the state of Utah since 1985. Mr. Kimball has been a senior litigator in the Law Offices of Randal L. Meek since November, 1999, where he concentrates his practice in the areas of general civil litigation, personal injury, domestic and business law. Mr. Kimball was a solo practitioner from August, 1998, to November, 1999. Mr. Kimball was a senior associate in the firm of Woodbury & Kesler from 1992-1998. From 1990 to 1992, Mr. Kimball was an associate and chief of litigation in the firm of Lewis & Lehman. From 1988 to 1990, Mr. Kimball was an associate attorney with Spafford & Spafford. Mr. Kimball served as in-house counsel for Collett's Home Furnishings from January 1988 to August 1988. From July 1987 to July 1998, Mr. Kimball worked as a solo practitioner with M. Dirk Eastmond. Mr. Kimball served as a hearing officer in 1987 and 1988. From October 1985 to July, 1987, Mr. Kimball was an attorney and law clerk for Arron Jepson, assisting with general civil and commercial law cases. Mr. Kimball graduated from the University of Utah in 1976 with an undergraduate degree in musicology and in 1981 with an undergraduate degree in education. Mr. Kimball received his juris doctorate degree from the University of Utah in 1986.

      Sandra Speciale has managed a medical office for the past two years. Since 1989, she has been an independent consultant, focusing primarily on the marketing of medical products. From 1985 to 1989, she was a partner in Advanced Marketing, a consumer electronics firm, where she was instrumental in taking this marketing organization from $1,000,000 to $40,000,000 in annual sales. She worked as an independent marketing representative and consultant in the consumer electronics business from 1978 to 1985. She attended the University of Utah from 1968 to 1978, taking various courses in theater arts, and business, but did not receive a degree. She continues to attend seminars and conferences in the medical products industry.

Proposed New Management

      At or shortly following Closing, it is anticipated that the current board of directors will appoint the designees of American Dairy as new directors. Following such appointment, the current board of directors will resign their positions with the Company. Two of these individuals are expected to become executive officers of the Company at the Closing of the Acquisition. The proposed directors and officers of the Company following Closing are set forth below.


             Name              Age     Positions
        ------------        ------  --------------------------------------
        Leng You-Bin           33   Chief Executive Officer, President and
                                    Chairman of the Board

        Liu Sheng-Hui          32   Chief Financial Officer and Director

        Lee Hui-Lan            52   Director


      The following is information on the business experience of each director and officer.

      Leng You-Bin is the Chairman and General Manager of American Dairy and Feihe Dairy. He is responsible for the overall strategic planning, management and business development of Feihe Dairy. Mr. Leng has been in the dairy industry for more than 13 years. He obtained his Bachelor of Science degree in Food Engineering from Northeast Agriculture University, China. From 1989 to 1997, Mr. Leng acted as technician, deputy director and director of ZhaoGuang Dairy Plant, the predecessor of Feihe Dairy. From 1997 to 2000, Mr. Leng was the General Manager of Feihe Dairy. He became the Chairman and General Manager in 2000. He has researched and patented the "liver protection milk powder" (GanBao Milk Powder).

      Liu Sheng-Hui is the Deputy General Manager and Chief Financial Officer of American Dairy and Feihe Dairy. He is responsible for the overall financial planning and management of Feihe Dairy. Mr. Liu graduated from Northeast Agriculture University with a bachelor of economics degree in Economic Management in 1992. Mr. Liu has 10 years experience in the areas of finance and accounting. He joined Feihe Dairy in 1992. He has held his current position since 1998.

      Lee Hui-Lan (also known as "Tracy Lee") has been Tax Manager of Watson Pharmaceuticals, Inc., since October 26, 1996. From 1979 to 1996, Ms. Lee was employed by major fortune 500 companies including The Flying Tiger Line Inc. (a Tiger International Company), Quotron Systems, Inc. (a subsidiary of the Citigroup, Inc.) and Lear Siegler, Inc. in various management positions. Ms. Lee holds a Master of Science degree in Taxation from Golden Gate University, and a Master of Business Administration degree from Indiana University.

                      EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation earned, for services rendered in all capacities to the Company, for the fiscal years ended December 31, 2002, 2001 and 2000.


                          SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                 Annual Compensation                Awards             Payouts
-------------------------------------------------------------------------------------------------------
                                                                           Securities         All
                                                  Other        Restricted  Underlying LTIP    Other
Name and                                          Annual ($)   Stock       Options/   Payouts Compensa-
Principal Position       Year  Salary($) Bonus($) Compensation Award(s)($) SAR's ($)  ($)     tion ($)
------------------------ ----- --------- -------- ------------ ----------- ---------- ------- ----------
Jack M. Gertino (1)(3)   2002      0         0         0           0           0         0         0
CEO, CFO and President   2001      0         0         0           0           0         0         0
                         2000      0         0         0           0           0         0         0

Chase Kimball (3)        2002      0         0         0           0           0         0         0
Secretary/Treasurer,     2001      0         0         0           0           0         0         0
Director                 2000      0         0         0           0           0         0         0

Sandra Speciale (3)      2002      0         0         0           0           0         0         0
Director                 2001      0         0         0           0           0         0         0
                         2000      0         0         0           0           0         0         0

James C. Lewis (1)(2)    2002      0         0         0           0           0         0         0
                         2001      0         0         0           0           0         0         0
                         2000      0         0         0           0           0         0         0
--------------------------------------------------------------------------------------------------------



(1) In August, 1999, the Company granted to Jack M. Gertino and James C. Lewis, officers and directors, options to purchase 100,000 shares of common stock each at an exercise price of $0.05. There was no public market for the Company's common stock as of the date of grant, and the book value of the Company's common stock was approximately $0.045 per share on the date of
grant.    The options are vested and expire in August 2009.  The options were issued to compensate these persons for their services to the Company over the past year, for which they have received minimal compensation. These options will be cancelled in connection with the Acquisition. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".)

(2) In March, 2001, Mr. Lewis resigned as an officer and director of the Company, and Chase Kimball was appointed Secretary/Treasurer and a director of the Company.

(3) The officers and directors will be compensated for services in connection with the Acquisition at a rate of $30 per hour.

      In connection with the Acquisition, Danbury Properties, L.L.C., a Utah limited liability company of which Jack M. Gertino and James C. Lewis are members, has entered into a Consulting Agreement with the company and American Dairy, under which Danbury will receive stock and consulting fees. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"). Except as stated above, the Company has no agreement or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the closing of the Exchange Agreement, the Company and American Dairy have entered into a consulting agreement (the "Consulting Agreement") with Danbury Properties, LLC, a Utah limited liability company ("Danbury"), of which Jack M. Gertino, President of the Company and James C. Lewis, a former director of the Company, are members. During the one year period of Danbury's engagement, Danbury has agreed to provide to the Company and American Dairy consulting services in the areas of financial and management planning, financing assistance and capital formation. In exchange for such services, Danbury will receive $60,000 in cash compensation, and 240,000 shares of post-split common stock. In addition, the Company has agreed to pay the sum of $12,000 for the cancellation of all outstanding options held by Messrs. Gertino and Lewis.

      In connection with the Acquisition, 16 individuals and/or entities, including the officers and directors, who hold a total of 258,623 post-split shares of restricted common stock of the Company acquired since 1997, have entered into a Stock Purchase Agreement with the Company and American Dairy, under the terms of which they have agree to transfer all of their stock to the Company for cancellation, for the total sum of $20,000.

      Except the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was a party and in which any officer, director, or principal shareholder, or their affiliates or associates, was also a party.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Quotations for the Company's common stock have appeared on the OTC Bulletin Board since November, 2001, under the symbol "LAZS." However, there is no established trading market for the common stock. For the past few months to the present, transactions in the common stock can only be described as sporadic. Consequently, the Company is of the opinion that any published prices cannot be attributed to a liquid and active trading market and, therefore, are not indicative of any meaningful value.

      The following table sets forth for the respective period indicated the prices of the Company's Common Stock in the over-the-counter market, as reported and summarized by the OTC Bulletin Board. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter Ended    High Bid ($)    Low Bid ($)
----------------------    -----------    ------------

December 31, 2001         0.05            0.05
March 31, 2002            0.05            0.05
June 30, 2002             0.06            0.05
September 30, 2002        0.05            0.05
December 31, 2002         0.08            0.05

      As of April 11, 2003, the Company's closing bid price was $0.09.

      Since its inception, no dividends have been paid on the Company's common stock. The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

      As of the date of this Information Statement, there were approximately 234 holders of record of the Company's Common Stock.

        COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Chase Kimball, Secretary/Treasurer, filed a late Form 3, in March, 2002. To the best knowledge of the Company, except for this late filing, there are no other required reports that have not been filed or filed untimely.

                 HISTORICAL FINANCIAL INFORMATION

      The Historical Financial Statements required by Item 310 (c) of Regulation S-B pertaining to American Dairy are currently not available. Financial statements of American Dairy and its subsidiary, Feihe Diary, for the two fiscal years ended December 31, 2002, are currently being audited, and such audited financial statements will be completed for filing in a Current Report on Form 8-K within sixty (60) days of mailing this Information Statement.

                      PRO FORMA INFORMATION

      The Pro Forma Financial Information required by Item 310(d) of Regulation S-B showing the effect on the Company and American Dairy of the American Dairy Acquisition, will be included in a Form 8-K amendment to be filed within sixty (60) days of mailing this Information Statement.

                     INDEPENDENT ACCOUNTANTS

      The Company's current auditor is HJ & Associates, LLC. It is contemplated that following Closing of the Acquisition, Weinberg & Company, P.A. ("Weinberg & Company"), Los Angeles, California, will become the Company's auditors. Weinberg & Company is currently auditing the financial statements of American Dairy.

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the U.S. Securities and Exchange Commission (the "Commission") at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

                            By Order of the Board of Directors of

                            LAZARUS INDUSTRIES, INC.



                            By  /s/ Jack M. Gertino
                                Jack M. Gertino, President and Chairman

                    STOCK EXCHANGE AGREEMENT

      THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 15th day of January, 2003, by and among Lazarus Industries, Inc., a Utah corporation (hereinafter referred to as "Lazarus"); American Dairy Holdings, Inc., a Delaware corporation, (hereinafter referred to as "American"); and the persons listed on Schedule 1(a) to this Agreement, being all of the shareholders of American (hereinafter referred to as the "Shareholders"), upon the following premises:

                             PREMISES

      A. Lazarus is a non-operating public company which has been in existence since 1985.

      B. The Shareholders own all of the issued and outstanding shares of common stock of American (the "American Stock"). American owns 100% of the registered capital and members' equity of Heilongjiang Feihe Dairy Co., Limited, organized under the laws of the People's Republic of China ("Feihe Dairy"). Feihe Dairy owns 100% of the registered capital and members' equity of Heilongjiang Sanhao Dairy Co., Limited, organized under the laws of the People's Republic of China ("Sanhao Dairy," and, together with Feihe Dairy, the "Feihe Dairy Group").

      C. The Shareholders have agreed to sell to Lazarus and Lazarus has agreed to purchase the American Stock from the Shareholders in exchange for shares representing ninety six percent (96%) of the total outstanding common shares of Lazarus, including presently outstanding warrants and stock options of Lazarus, pursuant to the terms and conditions set forth in this Agreement.

      D.       American will become a wholly-owned subsidiary of Lazarus.

                            AGREEMENT

      NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                            ARTICLE I
                         PLAN OF EXCHANGE

      1.1 The Exchange. At the Closing (as defined in Section 1.3 below), each of the Shareholders hereby agrees to assign, transfer, and deliver to Lazarus, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the certificates evidencing the American Stock duly endorsed for transfer to Lazarus or accompanied by stock powers executed in blank by the Shareholders, and Lazarus agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of Lazarus restricted common stock, in the amount of 9,650,000 shares (subject to adjustment for fractionalized shares as set forth below) of its common voting stock, par value $0.001 (the "Lazarus Stock") to be issued to the Shareholders following a one-for-nineteen (1 for 19) reverse stock split of the presently issued and outstanding common stock of Lazarus, including its outstanding warrants and stock options, in full satisfaction of any right or interest which each Shareholder held in the American Stock. The Lazarus Stock will be issued to the Shareholders

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

with a restrictive legend as set forth on Schedule 1(a) and Schedule 1(b) attached hereto. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number. As a result of the exchange of the American Stock in exchange for the Lazarus Stock, American will become a wholly-owned subsidiary of Lazarus.

      1.2 Anti-Dilution. For all relevant purposes of this Agreement, the 9,650,000 shares of Lazarus Stock to be issued and delivered pursuant to this Agreement, take into account the 19-for-1 reverse split provided for in
Section 1.1 and no further change or adjustment shall be made in connection therewith. The number of shares of Lazarus Stock and all shares of stock covered by existing American options shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Lazarus common stock, par value $0.001, which may occur between the date of the execution of this Agreement and the date of delivery of such shares.

      1.3 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the five-day period commencing with the last to occur of the following: the Lazarus shareholders' meeting pursuant to Section 5.1, or February 15, 2003; provided however, that the Closing shall in no event be after February 28, 2003, unless extended in writing by the parties.

      1.4 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

                            ARTICLE II
      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AMERICAN

      As an inducement to, and to obtain the reliance of, Lazarus, American represents and warrants as follows:

      2.1 Organization. American is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. American has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the American Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of American as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of American's articles of incorporation or bylaws. American has taken all action required by laws, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. American has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

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
      2.2 Capitalization. The authorized capitalization of American consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 10,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. American has not granted options, as set forth in the American Schedules.

      2.3 Subsidiaries and Predecessor Corporations. American owns 100% of all of the registered capital and members' equity of Feihe Dairy, and Feihe Dairy ownes 100% of the registered capital and members' equity of Sanhao Dairy, both of, which are engaged in the dairy industry. American does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. All of the operations of American are through Feihe Dairy Group, and any references in this Agreement to American, unless otherwise noted or apparent from the context, include Feihe Dairy Group.

      2.4      Financial Statements.

               (a) On or before January 15, 2003, American will provide to Lazarus the audited balance sheets of Feihe Dairy Group, at December 31, 2001 and 2000, and the related audited consolidated statements of operations, stockholders' equity and cash flows of Feihe Dairy for the years ended December 31, 2001 and 2000, together with notes to such statements and the opinion of Henny Wee & Co., independent certified public accountants, with respect thereto, and the unaudited consolidated balance sheet as of September 30, 2002 (the "most recent American balance sheet"), statement of operations, stockholders' equity, and cash flow for the nine (9) months ended September 30, 2002, together with the notes thereto. All of these financial statements will be included in the American Schedules.

               (b) All such financial statements will have been prepared in accordance with generally accepted accounting principles. The American balance sheet presents fairly as of its date the financial condition of American. American will not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein will be properly reported and present fairly the value of the assets of American in accordance with generally accepted accounting principles. The statements of income, stockholders' equity, and cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles.

               (c) American has filed all state, federal, and local income tax returns required to be filed by it from inception to the date hereof. Included in the American Schedules are true and correct copies of the federal income tax returns of American filed since the date of inception.
None of such federal income tax returns has been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

               (d) American does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which American may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, American does not owe any accrued and unpaid taxes to date of this Agreement.

               (e) The books and records, financial and otherwise, of American are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

               (f) American has good and marketable title to its assets and, except as set forth in the American Schedules or the financial statements of American or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      2.5 Information. The information concerning American set forth in this Agreement and in the American Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      2.6 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued American common stock, except options, warrants, calls or commitments, if any, to which American is not a party and by which it is not bound.

      2.7 Absence of Certain Changes or Events. Except as set forth in this Agreement or the American Schedules, as of the most recent American balance sheet, when received:

               (a) there will not be (i) any material adverse change in the business, operations, properties, assets, or condition of American; or
(ii) any damage, destruction, or loss to American (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of American;

               (b) American will not have (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of American; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction which is not in the ordinary course of business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

               (c) American will not have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by American and/or Feihe Dairy Group; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent American balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of American; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

      2.8 Title and Related Matters. American has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which will be reflected in the most recent American balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) as such assets may be affected by laws of the Republic of China; (b) statutory liens or claims not yet delinquent; (c) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the American Schedules. Except as set forth in the American Schedules, American owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with American's business. Except as set forth in the American Schedules, no third party has any right to, and American has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of American or any material portion of its properties, assets, or rights.

      2.9 Litigation and Proceedings. Except as set forth in the American Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of American after reasonable investigation, threatened by or against American or affecting American or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. American does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      2.10     Contracts.

               (a) American has provided, or will provide Lazarus on reasonable request, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which American is a party or by which it or any of its assets, products, technology, or properties are bound;

               (b) All contracts, agreements, franchises, license agreements, and other commitments to which American is a party or by which its properties are bound and which are material to the operations of American taken as a whole are valid and enforceable by American in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

               (c) Except as described in the American Schedules, American is not a party to or bound by, and the properties of American are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as American can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of American.

      2.11 Material Contract Defaults. American is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of American and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which American has not taken adequate steps to prevent such a default from occurring.

      2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which American is a party or to which any of its properties or operations are subject.

      2.13 Compliance With Laws and Regulations. American has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of American or except to the extent that noncompliance would not result in the incurrence of any material liability for American.

      2.14 Approval of Agreement. The board of directors of American has authorized the execution and delivery of this Agreement by American, has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of American for their approval with the recommendation that the reorganization be accepted.

      2.15 Material Transactions or Affiliations. Set forth in the American Schedules is a description of every material contract, agreement, or arrangement between American and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by American to own beneficially, 10% or more of the issued and outstanding common stock of American and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to American than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the American Schedules or otherwise disclosed herein, no officer, director, or 10% shareholder of American has, or has had since inception of American, any material interest, direct or indirect, in any material transaction with American. There are no commitments by American, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

      2.16 American Schedules. American has delivered to Lazarus or will deliver, as soon as practicable, the following schedules, which are collectively referred to as the "American Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of American as complete, true, and correct:

               (a) a schedule containing complete and correct copies of the certificate of incorporation, as amended, and bylaws of American in effect as of the date of this Agreement;

               (b) a schedule containing the financial statements of American identified in paragraph 2.4(c);

               (c) a schedule requested by Lazarus, containing true and correct copies of all material contracts, agreements, or other instruments to which American is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.15;

               (d) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of American since the date of the most recent American balance sheet, required to be provided pursuant to section 2.7 hereof; and

               (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the American Schedules by sections 2.1 through 2.16.

      American shall cause the American Schedules and the instruments and data delivered to Lazarus hereunder to be updated after the date hereof up to and including the Closing Date.

                           ARTICLE III
    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SHAREHOLDERS

      As an inducement to, and to obtain reliance of Lazarus, the Shareholders represent and warrant as follows:

      3.1 Ownership of American Shares. Each American shareholder hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of American shares set forth on Schedule 1(a) of this Agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its

American shares; and delivery of such shares at the closing will convey to Lazarus good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

      3.2 Knowledge of Representations. To their best knowledge and belief, the representations of American in Article II, above, are true, accurate and complete.

                            ARTICLE IV
      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LAZARUS

      As an inducement to, and to obtain the reliance of American and the Shareholders, Lazarus represents and warrants as follows:

      4.1 Organization. Lazarus is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Lazarus Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Lazarus as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Lazarus' articles of incorporation or bylaws. Lazarus has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Lazarus has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

      4.2 Capitalization. Lazarus's authorized capitalization consists of 50,000,000 shares of common stock, par value $0.001, of which 7,485,417 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      4.3 Subsidiaries. Lazarus does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

      4.4      Financial Statements.

               (a) Included in the Lazarus Schedules are the audited balance sheets of Lazarus as of December 31, 2001 and 2000, and the related audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended December 31, 2001 together with the notes to such statements and the opinion of HJ & Associates, independent certified public accountants, with respect thereto; the unaudited balance sheets of Lazarus as of September 30, 2002; and the related unaudited statements of operations, stockholders' equity, and cash flow for the nine-month period ended September 30, 2002, together with the notes to such statements.

               (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Lazarus balance sheets present fairly as of their respective dates the financial condition of Lazarus. Lazarus did not have as of the date of any such Lazarus balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Lazarus, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

               (c) Lazarus has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

               (d) Lazarus has filed all state, federal, or local income tax returns required to be filed by it from inception to the date hereof. Included in the Lazarus Schedules are true and correct copies of the federal income tax returns of Lazarus filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

               (e) The books and records, financial and otherwise, of Lazarus are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

               (f) Lazarus has good and marketable title to its assets and, except as set forth in the Lazarus Schedules or the Financial Statements of Lazarus or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      4.5 Information. The information concerning Lazarus set forth in this Agreement and the Lazarus Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.6 Options or Warrants. Except as set forth in Schedule 2, there are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of Lazarus, except options, warrants, calls, or commitments, if any, to which Lazarus is not a party and by which it is not bound.

      4.7 Absence of Certain Changes or Events. Except as described herein or in the Lazarus Schedules, since the date of the most recent Lazarus balance sheet:

               (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Lazarus (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Lazarus;

               (b) Lazarus has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Lazarus; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

               (c) Lazarus has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Lazarus balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby;
(iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Lazarus; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

               (d) to the best knowledge of Lazarus, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Lazarus.

      4.8 Title and Related Matters. Lazarus has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Lazarus balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Lazarus Schedules.

      4.9 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of Lazarus, threatened by or against or affecting Lazarus, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Lazarus does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      4.10 Contracts. Lazarus is not a party to any material contract, agreement, or other commitment.

      4.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Lazarus is a party or to which it or any of its assets or operations are subject.

      4.12 Governmental Authorizations. Lazarus has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Lazarus of this Agreement and the consummation by Lazarus of the transactions contemplated hereby.

      4.13 Compliance With Laws and Regulations. To the best of its knowledge, Lazarus has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of Lazarus or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities in connection with Lazarus's filing, approval and completion of its recent offering of securities pursuant to Rule 402 of Regulation C and Form S-18 promulgated by the U.S. Securities and Exchange Commission.

      4.14 Insurance. Lazarus owns no insurable properties and carries no casualty or liability insurance.

      4.15 Approval of Agreement. The board of directors of Lazarus has authorized the execution and delivery of this Agreement by Lazarus and has approved this Agreement and the transactions contemplated hereby.

      4.16 Continuity of Business Enterprises. Lazarus has no commitment or present intention to liquidate Lazarus or sell or otherwise dispose of a material portion of Lazarus' business or assets following the consummation of the transactions contemplated hereby.

      4.17 Material Transactions of Affiliations. Except as disclosed herein and in the Lazarus Schedules, there exists no material contract, agreement, or arrangement between Lazarus and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by Lazarus to own beneficially, 10% or more of the issued and outstanding common stock of Lazarus and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% shareholder of Lazarus has, or has had during the last preceding full fiscal year, any known interest in any material transaction with Lazarus which was material to the business of Lazarus. Lazarus has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

      4.18 Employment Matters. Lazarus has no employees other than its executive officers.

      4.19 Lazarus Schedules. Lazarus has delivered to American, or will deliver as soon as practicable at American's request, the following schedules, which are collectively referred to as the "Lazarus Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

               (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of Lazarus as in effect as of the date of this Agreement;

               (b) a schedule containing any filings with the U.S. Securities and Exchange Commission (the "SEC"), not available on EDGAR;

               (c) a schedule containing a copy of the federal income tax returns of Lazarus identified in paragraph 4.4(d);

               (d) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of Lazarus since the date of the most recent Lazarus balance sheet, required to be provided pursuant to section 4.7 hereof; and

               (f) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Lazarus Schedules by sections 4.1 through 4.18.

      Lazarus shall cause the Lazarus Schedules and the instruments and data delivered to Lazarus hereunder to be updated after the date hereof up to and including the Closing Date.

                            ARTICLE V
                        SPECIAL COVENANTS

      5.1 Stockholder Meeting of Lazarus. As soon as practicable following the execution of this Agreement, and prior to the Closing, Lazarus shall call a special meeting of its shareholders to approve the following proposals:

               (a) the election of Mr. Leng You-Bin and Mr. Liu Hua as directors of Lazarus;

               (b) a 19-for-1 reverse split or consolidation of the outstanding common stock of Lazarus;

               (c) the amendment to the articles of incorporation of Lazarus to change its name to "American Dairy, Inc.," or such other name to be determined by American (the "New Name");

               (d) the approval of the 2003 Stock Option, SAR and Stock Bonus Plan of Lazarus, attached as Schedule 3 hereto; and

               (e) to take such other actions as the directors may determine are necessary or appropriate, including (if necessary) the approval of this Agreement and the transactions contemplated herein.

      5.2 Consulting Agreement. At Closing, Lazarus will enter into a Consulting Agreement with Danbury Investment, LC, an affiliate of Jack Gertino, President, and a principal shareholder of Lazarus, in the form attached hereto as Exhibit "A."

      5.3 Access to Properties and Records. Lazarus and American will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of Lazarus or American as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Lazarus or American, as the case may be, as the other shall from time to time reasonably request.

      5.4 Delivery of Books and Records. At the Closing, Lazarus shall deliver to American the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Lazarus now in the possession of Lazarus or its representatives.

      5.5 Special Covenants and Representations Regarding the Lazarus Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Lazarus Stock to the shareholders of American as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the American shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, American shall cause to be delivered, and the shareholders shall deliver to Lazarus, letters of representation in the form attached hereto as Schedule 4.

      5.6 Approval of Certain Shareholders. Lazarus hereby represents that holders of in excess of 50% of the issued and outstanding stock of Lazarus have agreed to vote in favor of the matters in Section 5.1, subject to completion of due diligence and the material accuracy of the representations and warranties in this Agreement. Lazarus will obtain a written agreement from these shareholders, subject to these conditions, within ten (10) days of this Agreement.

      5.7 Third Party Consents and Certificates. Lazarus and American agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

      5.8      Actions Prior to Closing.

               (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Lazarus or American Schedules or as permitted or contemplated by this Agreement, Lazarus and American respectively, will each:

                        (i) carry on its business in substantially the same manner as it has heretofore;

                        (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                        (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                        (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                        (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                        (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

               (b) From and after the date of this Agreement until the Closing Date, neither Lazarus nor American will:

                       (i) make any change in their articles of incorporation or bylaws;

                       (ii) take any action described in section 2.7 in the case of American, or in section 3.7, in the case of Lazarus (all except as permitted therein or as disclosed in the applicable party's schedules); or

                       (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

      5.9      Sales Under Rules 144 or 145, If Applicable.

               (a) Lazarus will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

               (b) Upon being informed in writing by any person holding restricted stock of Lazarus as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Lazarus will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

               (c) If any certificate representing any such restricted stock is presented to Lazarus' transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Lazarus and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, Lazarus will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 5.9 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

      5.10     Indemnification.

               (a) American and the Shareholders hereby agree to indemnify Lazarus and each of the officers, agents and directors of Lazarus as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.
The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

               (b) Lazarus hereby agrees to indemnify American and each of the officers, agents and directors of American as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.
                            ARTICLE VI
          CONDITIONS PRECEDENT TO OBLIGATIONS OF LAZARUS

      The obligations of Lazarus under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      6.1 Accuracy of Representations. The representations and warranties made by American and the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and American and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by American and the Shareholders prior to or at the Closing. Lazarus shall be furnished with a certificate, signed by a duly authorized officer of American and dated the Closing Date, to the foregoing effect.

      6.2 Officer's Certificates. Lazarus shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of American to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of American threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the American Schedules, by or against American which might result in any material adverse change in any of the assets, properties, business, or operations of American.

      6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of American nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of American.

      6.4 Good Standing. Lazarus shall have received a certificate of good standing from the Secretary of State of the state of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that American Dairy Holdings, Inc. is in good standing as a corporation in the state of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

      6.5 Officer and Director Questionnaires. Lazarus shall have received officer and director questionnaires completed and signed by each executive officer and director of American in form and substance reasonably satisfactory to Lazarus and its counsel which shall contain information for use by Lazarus in reporting the transaction contemplated hereby on Form 8-K to be filed with the Securities and Exchange Commission.

      6.6      Other Items.

               (a) Lazarus shall have received a shareholders list of American containing the name, address, and number of shares held by each American shareholder as of the date of Closing certified by an executive officer of American as being true, complete, and accurate.

               (b) Lazarus shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Lazarus may reasonably request.

                           ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF AMERICAN  AND THE SHAREHOLDERS


      The obligations of American and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      7.1 Accuracy of Representations. The representations and warranties made by Lazarus in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Lazarus shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Lazarus prior to or at the Closing. American shall have been furnished with a certificate, signed by a duly authorized executive officer of Lazarus and dated the Closing Date, to the foregoing effect.

      7.2 Stockholder Approval. The stockholders of Lazarus shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 5.1.

      7.3 Officer's Certificate. American shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Lazarus to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Lazarus threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      7.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Lazarus nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Lazarus.

      7.5 Good Standing. American shall have received a certificate of good standing from the Secretary of State of the state of Utah or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Lazarus is in good standing as a corporation in the state of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

      7.6      Other Items.

               (a) American shall have received a shareholders list of Lazarus, current at least ten (10) days prior to Closing, containing the name, address and number of shares held by each such Lazarus Shareholder certified by an executive officer of Lazarus as being true, complete and accurate.

               (b) American shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as American may reasonably request.

                           ARTICLE VIII
                           TERMINATION

      8.1      Termination.

               (a) This Agreement may be terminated by the board of directors of either Lazarus or American at any time prior to the Closing Date if:

                        (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

                        (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

                        (iii) there shall have been any change after the date of the latest balance sheets of Lazarus and American, respectively, in the assets, properties, business, or financial condition of Lazarus and American, which could have a materially adverse affect on the value of the business of Lazarus and American respectively, except any changes disclosed in the Lazarus and American Schedules, as the case may be, dated as of the date of execution of this Agreement.

In the event of termination pursuant to this paragraph (a) of section 8.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

               (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Lazarus if American shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of American contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that American shall bear its own costs as well as the costs incurred by Lazarus in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

               (c) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of American if Lazarus shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Lazarus contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Lazarus shall bear its own costs as well as the costs of American incurred in connection with the negotiation, preparation, and execution of this Agreement.

                           ARTICLE IX
                          MISCELLANEOUS

      9.1 Brokers. Lazarus and American agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Lazarus and American each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      9.2 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Utah. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in Salt Lake City, Utah. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

      9.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

            If to Lazarus, to:      Lazarus Industries, Inc.
                                    10 West 100 South, Suite 610
                                    Salt Lake City, UT  84101
                                    Attention: Jack M. Gertino, President
                                    Telephone: (801) 532-7851
                                    Facsimile: (801) 355-0289

            With copies to:         James C. Lewis, Esq.
                                    10 West 100 South, Suite 615
                                    Salt Lake City, UT  84101
                                    Telephone: (801) 994-3846
                                    Facsimile: (801) 355-0289

            If to American, to:     American Dairy Holdings, Inc.
                                    c/o American Eastern Securities, Inc.
                                    865 South Figueroa Street, Suite 3340
                                    Los Angeles, CA 90017
                                    Telephone: (213) 488-5131
                                    Facsimile: (213) 488-5126

            With copies to:         Reid Breitman, Esq.
                                    2224 Main Street
                                    Santa Monica, California 90405
                                    Telephone: (310) 396-4400
                                    Facsimile: (310) 396-3290

            If to the
            Shareholders, to:       c/o Charles Hung
                                    American Eastern Securities, Inc.
                                    865 South Figueroa Street, Suite 3340
                                    Los Angeles, CA 90017
                                    Telephone: (213) 488-5131
                                    Facsimile: (213) 488-5126

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

      9.4 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      9.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, os such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      9.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

      9.7 Third Party Beneficiaries. This contract is solely between Lazarus and American, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      9.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      9.9 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

      9.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      9.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

                     [signature pages follow]

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

                                    LAZARUS INDUSTRIES, INC.
ATTEST:

/s/ Chase Kimball                   By    /s/ Jack M. Gertino
--------------------------------       ------------------------------------
Secretary or Assistant Secretary          Jack M. Gertino, President



                                    AMERICAN DAIRY HOLDINGS, INC.
ATTEST:

/s/                                 By   /s/ Leng You-Bin
--------------------------------       ------------------------------------
Secretary or Assistant                   Leng You-Bin, President




SHAREHOLDERS:


/s/ Leng You-Bin                         /s/ Liu Sheng-Hui
--------------------------------       ------------------------------------
Leng You-Bin                              Liu Sheng-Hui



/s/ Wu Zhi-Gang
--------------------------------
Wu Zhi-Gang

                           AMENDMENT TO
                     STOCK EXCHANGE AGREEMENT

      This amendment (the "Amendment") to the Stock Exchange Agreement (the "Agreement"), is entered into as of this 5th day of March, 2003, by and among Lazarus Industries, Inc., a Utah corporation (hereinafter referred to as "Lazarus"); American Dairy Holdings, Inc., a Delaware corporation, (hereinafter referred to as "American"); and the persons listed on Schedule 1(a) to the Agreement, being all of the shareholders of American (hereinafter referred to as the "Shareholders"), as follows:

      1.  Paragraph 1.3 is amended as follows:

      The closing ("Closing") of the transactions contemplated by the Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the five-day period commencing with the last to occur of the following: the date Lazarus has obtained shareholder approval of the matters described in paragraph 5.1 of the Agreement, and properly notified its shareholders of such action in accordance with Utah corporation law and the S.E.C. Proxy Rules, or March 20, 2003; provided however, that the Closing shall in no event be after April 20, 2003, unless extended in writing by the parties.

      2.  Paragraph 5.1 is amended as follows:

      As soon as practicable following the execution of this Agreement, and prior to the Closing, Lazarus shall either call a special meeting of its shareholders, or obtain a consent from holders of a majority of the outstanding shares of Lazarus, in accordance with Utah corporation law, to approve the matters described in paragraph 5.1 of the Agreement.

      3. Except as amended or modified above, the Agreement will remain unchanged.

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

ATTEST:                                LAZARUS INDUSTRIES, INC.

/s/                                    By  /s/ Jack M. Gertino
Secretary or Assistant Secretary          Jack M. Gertino, President

ATTEST:                                AMERICAN DAIRY HOLDINGS, INC.

/s/                                    By  /s/ Leng You-Bin
Secretary or Assistant                    Leng You-Bin, President

SHAREHOLDERS:



/s/ Leng You-Bin                         /s/ Liu Sheng-Hui
Leng You-Bin                             Liu Sheng-Hui

/s/ Wu Zhi-Gan
Wu Zhi-Gang

                          AMENDMENT TO
                     STOCK EXCHANGE AGREEMENT

      This amendment (the "Amendment") to the Stock Exchange Agreement (the "Agreement"), is entered into as of this 31st day of March, 2003, by and among Lazarus Industries, Inc., a Utah corporation (hereinafter referred to as "Lazarus"); American Dairy Holdings, Inc., a Delaware corporation, (hereinafter referred to as "American"); and the persons listed on Schedule 1(a) to the Agreement, being all of the shareholders of American (hereinafter referred to as the "Shareholders"), as follows:

      1.  Paragraph 1.3 is amended as follows:

      The closing ("Closing") of the transactions contemplated by the Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the five-day period commencing with the last to occur of the following: the date Lazarus has obtained shareholder approval of the matters described in paragraph 5.1 of the Agreement, and properly notified its shareholders of such action in accordance with Utah corporation law and the S.E.C. Proxy Rules, or April 30, 2003; provided however, that the Closing shall in no event be after May 20, 2003, unless extended in writing by the parties.

      2.  Paragraph 5.1 is amended as follows:

      As soon as practicable following the execution of this Agreement, and prior to the Closing, Lazarus shall either call a special meeting of its shareholders, or obtain a consent from holders of a majority of the outstanding shares of Lazarus, in accordance with Utah corporation law, to approve the matters described in paragraph 5.1 of the Agreement.

      3. Except as amended or modified above, the Agreement will remain unchanged.

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

ATTEST:                             LAZARUS INDUSTRIES, INC.

 /s/                                By  /s/ Jack M. Gertino
Secretary or Assistant Secretary        Jack M. Gertino, President

ATTEST:                             AMERICAN DAIRY HOLDINGS, INC.

 /s/                                By  /s/ Leng You-Bin
Secretary or Assistant                 Leng You-Bin, President

SHAREHOLDERS:

/s/ Leng You-Bin                        /s/ Liu Sheng-Hui
Leng You-Bin                           Liu Sheng-Hui



/s/ Wu Zhi-Gang
Wu Zhi-Gang

                            EXHIBIT B

                     LAZARUS INDUSTRIES, INC.
                    2003 STOCK INCENTIVE PLAN


                         ARTICLE I - PLAN

      1.1 PURPOSE. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

      1.2 RULE 16B-3 PLAN. The Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Board of Directors may amend the Plan from time to time, as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

      1.3 EFFECTIVE DATE OF PLAN. The Plan shall be effective April 1, 2003 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

                     ARTICLE II - DEFINITIONS

      The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

      2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.2  "AWARD" means each of the following granted under this Plan:
Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award.

      2.3  "BONUS STOCK AWARD" means an Award of Bonus Stock.

      2.4   "BOARD OF DIRECTORS" means the board of directors of the Company.

      2.5 "CHANGE IN CONTROL" shall mean and include the following transactions or situations:

      (a) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company; provided however, a sale to underwriters in connection with a public offering of the Company's securities pursuant to a firm commitment shall not be a Change of Control.

      (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

      (c) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least thirty (30%) percent of the combined voting power of the Company's then outstanding securities. For purposes of this definition, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

      (d) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation's then outstanding securities.

      (e) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      (f) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar importance, regardless of whether the Company is subject to such reporting requirement.

      2.6   "CODE" means the Internal Revenue Code of 1986, as amended.

      2.7 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors or by the Board of Directors in its entirety.

      2.8  "COMPANY" means Lazarus Industries, Inc.

      2.9 "CONSULTANT" means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

      2.10 "DISINTERESTED PERSON" means a "disinterested person" as that term is defined in Rule 16b-3 under the 1934 Act.

      2.11 "ELIGIBLE PERSONS" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) key personnel (including officers and directors) of the Company or Affiliate, or (ii) Consultants or independent contractors who provide valuable services to the Company or Affiliate as determined by the Committee; provided, however, that no person will be entitled to receive Stock under this Plan for services relating to capital raising activities for the Company or related to any stock promotion activities.

      2.12 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Award is granted.

      2.13 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market System; or (c) if the Stock is not listed on the Nasdaq National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

     2.14 "INCENTIVE OPTION" means an option to purchase Stock granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

      2.15 "NONQUALIFIED OPTION" means an option to purchase Stock granted under this Plan other than an Incentive Option.

      2.16 "OPTION" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

      2.17 "OPTION AGREEMENT" means the written agreement by and between the Company and an Eligible Person which sets out the terms of an Option.

      2.18 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

      2.19 "PLAN" means the Lazarus Industries, Inc. 2003 Stock Incentive Plan, as set out in this document and as it may be amended from time to time.

      2.20  "PLAN YEAR" means the Company's fiscal year.

      2.21 "PERFORMANCE STOCK AWARD" means an award of shares of Stock to be issued to an Eligible Person if specified predetermined performance goals are satisfied as described in Article VII.

      2.22 "RESTRICTED STOCK" means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with
(i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

      2.23 "RESTRICTED STOCK AGREEMENT" means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to Article VI.

      2.24   "RESTRICTED STOCK AWARD" means an Award of Restricted Stock.

      2.25 "RESTRICTED STOCK PURCHASE PRICE" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Restricted Stock Purchase Price shall be determined by the Committee. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

      2.26 "STOCK" means the common stock of the Company, $.001 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

      2.27 "STOCK APPRECIATION RIGHT" and "SAR" means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

      2.28 "10% STOCKHOLDER" means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.


                    ARTICLE III - ELIGIBILITY

      The individuals who shall be eligible to receive Awards shall be those Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time.

        ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

      4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant to those Eligible Persons of the Company or any of its Affiliates as it shall from time to time determine, Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Eligible Person shall be determined by the Committee.

      4.2 SHARES SUBJECT TO PLAN. The total number of shares of Stock set aside for Awards may be granted under the Plan shall be 3,000,000 shares. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to options or stock appreciation rights which may be issued to any eligible person under the plan during each plan year shall be determined by the Committee. The maximum number of shares subject to restricted stock awards which may be granted to any eligible person under the plan during each plan year shall be determined by the Committee. The maximum number of shares subject to performance stock awards which may be granted to any eligible person during each plan year shall be determined by the Committee. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

      4.3 NON-TRANSFERABILITY. Awards shall not be transferable by the Eligible Person otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Eligible Person's lifetime, only by him. Restricted Stock shall be purchased by and/or become vested under a Restricted Stock Agreement during the Eligible Person's lifetime, only by him. Any attempt to transfer an Award other than under the terms of the Plan and the Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

      4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

      4.5  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

      (a) The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b)the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

      (b) If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan:

           (i) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised;

           (ii) the Board of Directors may waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and

           (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of

Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

      (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Eligible Person shall be entitled to have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

      (d) In each situation described in this Section 4.5, the Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

      (e) The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

      4.6 ELECTION UNDER SECTION 83(B) OF THE CODE. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to him under this Plan.

        ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS

      5.1 TYPE OF OPTION. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

      5.2 OPTION PRICE. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the greater of (1) 85% of the Fair Market Value of the shares of Stock on the date the option is granted, or (b) the par value of the shares of Stock on the date the Option is granted.

      5.3 DURATION OF OPTIONS AND SARS. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

      5.4 AMOUNT EXERCISABLE -- INCENTIVE OPTIONS. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding, and further provided that no Option may be exercisable within six (6) months of the date of grant, unless otherwise stated in the Option Agreement. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

      5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

      (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares,

      (b) Stock at its Fair Market Value on the date of exercise, (if approved in advance by the Committee),

      (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee),

      (d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Committee), and/or

      (e) any other form of payment which is acceptable to the Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

      As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

      Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

      5.6 STOCK APPRECIATION RIGHTS. All Eligible Persons shall be eligible to receive Stock Appreciation Rights. The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of an SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person, from participation in any other grant of awards by the Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock Appreciation Rights Agreement.

      5.7 STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS. Stock Appreciation Rights may, at the discretion of the Committee, be included in each Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock. The payment may be made in shares of Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. Stock Appreciation Rights may be exercised only when the Fair Market Value of the Stock covered by the Option surrendered exceeds the exercise price of the Stock. In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the Option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each Stock Appreciation Right issued in tandem with an Option (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and (d) may be exercised only when the underlying Option is eligible to be exercised.

      5.8 CONDITIONS OF STOCK APPRECIATION RIGHTS. All Stock Appreciation Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the Company or payment of any applicable employment or withholding taxes.

      5.9 PAYMENT OF STOCK APPRECIATION RIGHTS. The amount of payment to which the Eligible Person who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair Market Value of the specified shares of Stock on the exercise date exceeds the Fair Market Value of the specified shares of Stock on the date of grant of the SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

      5.10 EXERCISE ON TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option or SAR agreement, Options and SAR granted to Employees shall terminate one day less than three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

      5.11 DEATH. If, before the expiration of an Option or SAR, the Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR shall continue until the earlier of the Option's or SAR's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's or SAR's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option or SAR's agreement.

      5.12 RETIREMENT. Unless it is expressly provided otherwise in the Option Agreement, before the expiration of an Incentive Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Incentive Option shall terminate on the earlier of the Option's expiration date or one day less than one year after his retirement; provided, if an Incentive Option is not exercised within specified time limits prescribed by the Code, it will become a Nonqualified Option by operation of law. Unless it is expressly provided otherwise in the Option Agreement, if before the expiration of a Nonqualified Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Nonqualified Option's expiration date or one day less than one year after his retirement. In the event of retirement, the Employee shall have the right prior to the termination of the Nonqualified Option to exercise the Nonqualified Option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the Option Agreement. Upon retirement, an SAR shall continue to be exercisable for the remainder of the term of the SAR agreement.

      5.13 DISABILITY. If, before the expiration of an Option or SAR, the Employee shall be severed from the employ of the Company for disability, the Option or SAR shall terminate on the earlier of the Option's or SAR's expiration date or one day less than one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option or SAR to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability, unless it is expressly provided otherwise in the Option Agreement.

      5.14 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

      5.15 RELOAD OPTIONS. Without in any way limiting the authority of the Board of Directors or Committee to make or not to make grants of Options hereunder, the Board of Directors or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Eligible Person to a further Option (a "Reload Option") in the event the Eligible Person exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Reload Option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (b) shall have an expiration date which is the greater of (i) the same expiration date of the Option the exercise of which gave rise to such Reload Option or (ii) one year from the date of grant of the Reload Option; and (c) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Reload Option which is an Incentive Option and which is granted to a 10% Stockholder, shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

      Any such Reload Option may be an Incentive Option or a Nonqualified Option, as the Board of Directors or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Reload Option as an Incentive Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exerciseability of Incentive Stock Options described in the Plan and in Section 422(d) of the Code. There shall be no Reload Options on a Reload Option. Any such Reload Option shall be subject to the availability of sufficient shares under Section 4.2 herein and shall be subject to such other terms and conditions as the Board of Directors or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

      5.16 NO RIGHTS AS STOCKHOLDER. No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

               ARTICLE VI - RESTRICTED STOCK AWARDS

      6.1 RESTRICTED STOCK AWARDS. The Committee may issue shares of Stock to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

      6.2 RESTRICTIONS. Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

      (a) a prohibition against the sale, transfer, alienation, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse
(i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

      (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person's employment during any period in which the shares remain subject to restrictions;

      (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate;

      (d) unless stated otherwise in the Restricted Stock Agreement, (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

      6.3 STOCK CERTIFICATE. Shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

      "The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the Lazarus Industries, Inc. 2003 Stock Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

      6.4 RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

      6.5 LAPSE OF RESTRICTIONS. At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

      6.6 RESTRICTION PERIOD. No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.

              ARTICLE VII - PERFORMANCE STOCK AWARDS

      7.1 AWARD OF PERFORMANCE STOCK. The Committee may award shares of Stock, without any payment for such shares, to designated Eligible Persons if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to these performance based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations). The Committee shall establish the maximum number of shares of Stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

      7.2 PERFORMANCE GOALS. Performance goals determined by the Committee may be based on specified increases in cash flow, net profits, Stock price, Company, segment or Affiliate sales, market share, earnings per share, return on assets, and/or return on stockholders' equity.

      7.3 ELIGIBILITY. The employees eligible for Performance Stock Awards are the senior officers (i.e., chief executive officer, president, vice presidents, secretary, treasurer, and similar positions) of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

      7.4 CERTIFICATE OF PERFORMANCE. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee. If the Committee certifies the entitlement of an Employee to the Performance Stock Award, the certificate will be issued to the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. However, payment may be made in shares of Stock, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. If a cash payment is made in lieu of shares of Stock, the number of shares represented by such payment shall not be available for subsequent issuance under this Plan.

                 ARTICLE VII - BONUS STOCK AWARDS

      8.1 AWARD OF BONUS STOCK. The committee may award shares of Stock to Eligible Persons, without any payment for such shares and without any specified performance goals. The Committee reserves the right to issue such amount of shares to Eligible Persons as the Committee deems fit.

      8.2 ELIGIBILITY. The Employees eligible for Bonus Stock Awards are the senior officers (i.e., chief executive officer, chief operating officer, chief financial officer, president, vice presidents, secretary, treasurer, and similar positions) and consultants of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

                   ARTICLE IX - ADMINISTRATION

     The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to: (a) determine the Eligible Persons to whom and the time or times at which Options or Awards will be made, (b) determine the number of shares and the purchase price of Stock covered in each Option or Award, subject to the terms of the Plan, (c) determine the terms, provisions and conditions of each Option and Award, which need not be identical, (d) accelerate the time at which any outstanding Option or SAR may be exercised, or Restricted Stock Award will vest, (e) define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee, (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

      The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

           ARTICLE X - AMENDMENT OR TERMINATION OF PLAN

      The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                    ARTICLE XI - MISCELLANEOUS

      11.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan. All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

      11.2 NO EMPLOYMENT OBLIGATION. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

      11.3 FORFEITURE. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

      The decision of the Committee as to the cause of an Employee's discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

      11.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, lapse of restrictions on Restricted Stock, or award of Performance Stock. In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the Eligible Person (or other person exercising the Option or SAR or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

      11.5 WRITTEN AGREEMENT. Each Option and Award shall be embodied in a written agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

      11.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

      11.7 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

      11.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

      11.9 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

      11.10 OTHER OPTIONS OR AWARDS. The grant of an Option or Award shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

      11.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Utah.

                        LAZARUS INDUSTRIES, INC.



Dated March 17, 2003     By  /s/ Jack M. Gertino
                            Jack M. Gertino, President